U.S. $75,000,000

                       AMENDED AND RESTATED

              SHORT TERM REVOLVING CREDIT AGREEMENT,

                   dated as of March 28, 1996,

         (amending and restating the Short Term Revolving
           Credit Agreement dated as of March 1, 1996)

                              among

                       SEABOARD CORPORATION

                 and CERTAIN OF ITS SUBSIDIARIES

                        as the Borrowers,

             CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                         as the Lenders,

                     THE BANK OF NOVA SCOTIA,

       as Co-Managing Agent and as the Documentation Agent

                               and

                 THE CHASE MANHATTAN BANK, N.A.,

        as Co-Managing Agent and as the Syndication Agent

                        AMENDED AND RESTATED

              SHORT TERM REVOLVING CREDIT AGREEMENT


     THIS AMENDED AND RESTATED SHORT TERM REVOLVING CREDIT AGREEMENT, dated as of March 28, 1996 (amending and restating the Short Term Revolving Credit Agreement dated as of March 1, 1996), among SEABOARD CORPORATION, a Delaware corporation ("Seaboard"), H&O SHIPPING LTD., a Liberia corporation ("H&O"), SEABOARD MARINE LTD., a Liberia corporation ("Marine"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), THE BANK OF NOVA SCOTIA ("Scotiabank") and THE CHASE MANHATTAN BANK, N.A. ("Chase") as co-managing agents (in such capacity, individually referred to as a "Co-Managing Agent" and collectively referred to as the "Co-Managing Agents"), Scotiabank as documentation agent (in such capacity, the "Documentation Agent") and Chase as syndication agent (in such capacity, the "Syndication Agent").

                       W I T N E S S E T H:

     WHEREAS, certain of the parties hereto entered into a Short Term Revolving Credit Agreement dated as of March 1, 1996 (the "Original Agreement"), which provides for aggregate Commitments of $75,000,000 from the Lenders pursuant to which Short Term Revolving Loans and Short Term Swing Line Loans would be made to Seaboard and for a procedure pursuant to which Seaboard may invite the Lenders to bid for (on an uncommitted basis) and to make short-term loans (in the form of Short Term Competitive Bid Loans) to Seaboard;

     WHEREAS, the parties hereto desire to add H&O and Marine as Borrowers hereunder and to provide a procedure by which other Material Subsidiaries of Seaboard may become Borrowers hereunder; and

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement to reflect the changes referred to above and to make certain other changes;

     NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender, a fixed rate of interest per annum (rounded to the nearest 1/10,000th of 1%) offered by such Lender and accepted by a Borrower.

     "Absolute Rate Auction" means a solicitation of Short Term Competitive Bid Loan quotes at an Absolute Rate pursuant to Section 2.6.

     "Absolute Rate Loan" means a Short Term Competitive Bid Loan which bears interest at an Absolute Rate.

     "Adjusted Consolidated Shareholders' Equity" means, at any time,

          (a) the sum of (i) the amount of shareholders' equity of Seaboard and the Subsidiaries (but excluding, without limitation, all Preferred Stock other than perpetual Preferred Stock and, to the extent included therein, minority interests), plus

               (ii) the amount of Unamortized Tax Incentive Grants and Tax Incentive Financings, plus

               (iii)  the amount of the Code 447(i) Suspense Account
          Amount, minus

          (b)  The sum of (i) the Restricted Basket Transfer Proceeds
     Amount, plus

               (ii)   the Restricted Subsidiary Net Worth Amount,

all determined on a consolidated basis at such time.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" means as the context may require, either Co-Managing Agent, the Documentation Agent or the Syndication Agent.

     "Agreement" means, on any date, this Amended and Restated Short Term Revolving Credit Agreement as originally in effect on the Restated Agreement Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by the Syndication Agent at its Domestic Office as its base rate for Dollar loans; and

          (b) the Federal Funds Rate most recently determined by the Syndication Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Syndication Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Syndication Agent will give notice promptly to Seaboard and the Lenders of changes in the Alternate Base Rate.

     "Applicable Facility Fee Rate" means 0.08% per annum.

     "Applicable Margin" means 0.27% per annum.

     "Applicant Borrower" is defined in Section 10.15.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to each Borrower, those of its officers, including without limitation, its Senior Financial Officer (if applicable), whose signatures and incumbency shall have been certified to the Documentation Agent and the Lenders pursuant to Section 5.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Basket Liens" is defined in Section 7.2.2(a)(viii).

     "Basket Secured Debt" is defined in Section 7.2.2(a)(viii)(A).

     "Borrower" means any of Seaboard, H&O, Marine, and any Material Subsidiary that from time to time becomes a party hereto pursuant to Section 10.15.

     "Borrowing" means, as the context may require, either a Short Term Competitive Bid Loan Borrowing, a Short Term Swing Line Loan Borrowing or a Short Term Revolving Loan Borrowing.

     "Borrowing Request" means, as the context may require, either a Short Term Revolving Loan Borrowing Request or a Short Term Competitive Bid Loan Borrowing Request.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time.

     "Cash Equivalents" means (a) the following short-term (less than six months) investment vehicles:

          (i) Money market mutual funds rated Vmigl by Moody's or A1 by S&P.

          (ii) 0 - 7 day repurchase agreements collateralized by U.S. government securities.

          (iii) 0 - 6 month certificates of deposit from banks rated C or better by Thomson BankWatch, Inc. or II or better by IBCA Banking, Ltd.

          (iv) Variable rate demand notes that are secured by irrevocable, direct-pay letters of credit rated A through C by Thomson BankWatch, Inc. or rated in one of the top three rating categories by Moody's or S&P. In the case of foreign banks, the letter of credit must be rated in one of the top two rating categories by Moody's or S&P. The underlying obligor must be rated 3A, 4A or 5A by Dun & Bradstreet. If the underlying obligor is not rated by Dun & Bradstreet, the letter of credit securing the issue must be rated in one of the top two rating categories by Moody's or S&P.

and (b) the following long-term investment vehicles:

          (i) Securities that are exempt from U.S. Federal income tax ("Municipals") with maximum maturity of five (5) years rated Aa, P-1 or Vmig1 or better by Moody's or AA, A-1 or better by S&P.

          (ii) Negotiable Deposits (including time deposits and certificates of deposit) with entities carrying on banking business in the United States rated C or better by Thomson BankWatch, Inc. or II or better by IBCA Banking, Ltd. The maximum maturity may not exceed two (2) years.

          (iii) Original-issue discount ("OID") obligations that are either direct obligations of, or obligations guaranteed as to interest and principal by, the United States of America, or, are direct obligations of any agency or corporate instrumentality of the United States of America. The maximum maturity of any OID shall not exceed five (5) years.

          (iv)  Interest of publicly traded obligations of U.S.
     corporations, the U.S. government, its agencies and instrumentalities. This includes commercial paper, corporate notes and bonds, collateralized mortgage obligations ("CMO"), and asset-backed securities ("ABS"); provided that with respect to bonds and floating rate notes, such instruments are rated A- or better by S&P or A3 by Moody's and, with respect to commercial paper, such instruments are rated A-1 or better by S&P or P-1 by Moody's. The maximum maturity shall not exceed five (5) years.

For securities which have put dates, reset dates or trade based on their average maturity, the put, reset date or average maturity will be used instead of the final maturity date for the determination of maximum maturity.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Chase" is defined in the preamble.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Code 447(i) Suspense Account Amount" means, at any time, the amount included in deferred tax liabilities on a consolidated balance sheet of Seaboard and the Subsidiaries prepared in accordance with GAAP at such time in respect of deferred tax liabilities incurred in connection with section 447(i) of the Code.

     "Co-Managing Agent" is defined in the preamble.

     "Combined Subsidiary Funded Debt" means, at any time, the aggregate amount of Subsidiary Funded Debt of all Subsidiaries determined on a combined basis at such time.

     "Commitment" means as the context may require, a Lender's Short Term Revolving Loan Commitment or Short Term Swing Line Loan Commitment.

     "Commitment Amount" means, as the context may require, the Short Term Revolving Loan Commitment Amount or the Short Term Swing Line Loan Commitment Amount.

     "Commitment Termination Date" means the Short Term Revolving Loan Commitment Termination Date.

     "Commitment Termination Event" means

          (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.7; or

          (b) the occurrence and continuance of any other Event of Default and either

                (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                (ii) in the absence of such declaration, the giving of notice by the Documentation Agent, acting at the direction of the Required Lenders, to Seaboard that the Commitments have been terminated.

     "Competitive Bid Outstanding Balance" means, at any time, the then aggregate outstanding principal amount of all Short Term Competitive Bid Loans.

     "Competitive Bid Rate" means, as the context may require, either the Absolute Rate or the LIBO Rate (plus the LIBO Rate Bid Margin) offered by a Lender in a Short Term Competitive Bid Loan Offer in respect of a Short Term Competitive Bid Loan proposed pursuant to Section 2.6.

     "Consolidated Funded Debt" means, at any time, the amount of Funded Debt of Seaboard, and the amount of Subsidiary Funded Debt of all Subsidiaries, determined on a consolidated basis at such time.

     "Consolidated Net Debt Ratio" means the ratio, expressed as a percentage, of Consolidated Funded Debt less Unrestricted Cash to Adjusted Consolidated Shareholders' Equity.

     "Consolidated Shareholders' Equity" means, at any time,

          (a) the amount of shareholders' equity of Seaboard and the Subsidiaries (but excluding, without limitation, all Preferred Stock other than perpetual Preferred Stock and, to the extent included therein, minority interest), minus

          (b)   (i)   the Restricted Basket Transfer Proceeds Amount,
          plus

                (ii)  the Restricted Subsidiary Net Worth Amount,

all determined on a consolidated basis at such time.

     "Consolidated Tangible Net Worth" means, at any time, the amount equal to

          (a)   the sum of

                (i) the par value or stated value (as the case may be) at such time of all authorized, issued and outstanding capital stock of Seaboard and the Subsidiaries (excluding capital stock held in treasury), plus (or minus in each case of a deficit),

                (ii) the amount of the paid-in capital and retained earnings at such time of Seaboard and the Subsidiaries, plus

                (iii) the amount of Unamortized Tax Incentive Grants and Tax Incentive Financings, plus

                (iv)  the amount of the Code 447(i) Suspense Account
          Amount,

minus

          (b)   (i)   the net book value (after deducting related
          depreciation, obsolescence, amortization, valuation and other proper reserves) of all Intangible Assets of Seaboard and the Subsidiaries, plus

                (ii) the Restricted Basket Transfer Proceeds Amount, plus

                (iii) the Restricted Subsidiary Net Worth Amount,

all determined on a consolidated basis at such time.

     "Consolidated Total Assets" means, at any time, an amount equal to the net book value (net of related depreciation, obsolescence, amortization, valuation, and other proper reserves) of all assets of Seaboard and the Subsidiaries minus the amount of minority interest of Seaboard and the Subsidiaries, determined on a consolidated basis at such time.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer a Borrower, substantially in the form of Exhibit D hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Seaboard, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Credit Extension" means the making of a Loan by a Lender.

     "Credit Extension Request" means any Borrowing Request.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Designated Borrower" means any Applicant Borrower which becomes a Borrower party hereto in accordance with Section 10.15.

     "Designated Borrower Certificate" means a Designated Borrower Certificate substantially in the form of Exhibit I hereto.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by Seaboard with the written consent of the Documentation Agent and the Required Lenders.

     "Disposition Value" means, at any time, with respect to any Property

          (a)   in the case of Property that does not constitute
     Subsidiary Stock, the net book value thereof at such time, and

          (b) in the case of Property that constitutes Subsidiary Stock, an amount equal to that percentage of the net book value of the assets of the Subsidiary that issued such stock as is equal to the percentage of all of the outstanding Voting Stock of such Subsidiary represented by such Subsidiary Stock (assuming, in the case of Subsidiary Stock that is convertible into such Voting Stock, conversion of such Subsidiary Stock), determined at such time.

     "Documentation Agent" is defined in the preamble.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to Seaboard and the Syndication Agent.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.

     "Excluded Transfers" is defined in Section 7.2.5(b).

     "Existing Subsidiary Debt" is defined in Section 7.2.6(a)(i).

     "Extension Request" means an extension request duly executed by an Authorized Officer of Seaboard, substantially in the form of Exhibit H hereto.

     "Fair Market Value" means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Chase from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated as of   December 13,
1995, between Seaboard and the Co-Managing Agents.

     "Fiscal Period" means either the four-week period beginning on January 1 of any calendar year or any consecutive four-week period thereafter in that calendar year; provided, however, that the thirteenth Fiscal Period in any calendar year shall be composed of all of the remaining days in that calendar year.

     "Fiscal Quarter" means either the period composed of the first three Fiscal Periods in any Fiscal Year or any consecutive period of three Fiscal Periods thereafter in that Fiscal Year; provided, however, that the fourth Fiscal Quarter in any Fiscal Year shall be composed of the four remaining Fiscal Periods in that Fiscal Year.

     "Fiscal Year" means any period of thirteen consecutive Fiscal Periods ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1988 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "Foreign Pension Plan" means any plan, fund or other similar program

          (a) established or maintained outside of the United States of America by any one or more of Seaboard or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of Seaboard or such Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

          (b)   not otherwise subject to ERISA.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "Funded Debt" means, at any time, with respect to any Person, Indebtedness of such Person having a final maturity of more than one (1) year from such time or that is renewable or extendable at the option of such Person for a period more than one (1) year from the date of determination.

     "GAAP" is defined in Section 1.4.

     "Governmental Authority" means

          (a)   the government of

                (i) the United States of America and any State or other political subdivision thereof, or

                (ii) any other jurisdiction in which Seaboard or any Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of Seaboard or any Subsidiary, and

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

          (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

          (b)   to advance or supply funds

                (i)   for the purchase or payment of such
          indebtedness or obligation, or

                (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty, and the amount of the Guaranty is the amount of the direct obligation then outstanding.

     "H&O" is defined in the preamble.

     "Hazardous Material" means

          (a)   any "hazardous substance", as defined by CERCLA;

          (b)   any "hazardous waste", as defined by the Resource
     Conservation and Recovery Act, as amended;

          (c)   any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money (whether or not evidenced by a Security) and its obligations in respect of mandatorily redeemable preferred stock;

          (b) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed);

          (c) any obligations in respect of any Capital Lease of such Person;

          (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at 8% per annum;

          (e) obligations of such Person in respect of letters of credit or instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money);

          (f) the aggregate net obligation under Swaps of such Person; and

          (g) any Guaranty of such Person of any obligation or liability of another person.

As used in this definition of Indebtedness only, Swaps shall mean, with respect to any Person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such Person under all Swaps assuming all such Swaps had been terminated by such Person as of the end of the then most recently ended fiscal quarter of such Person. If such net aggregate obligation shall be an amount owing to such Person, then the amount shall be deemed to be Zero Dollars ($0).

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Information Memorandum" is defined in Section 6.1.

     "Intangible Assets" with respect to any Person, means the following:

          (a) deferred assets (including, without limitation, insurance and prepaid taxes), other than prepaid expenses which are refundable;

          (b) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

          (c)   unamortized debt discount and expense; and

          (d) all other Property which would be considered to be intangible under generally accepted accounting principles.

     "Interest Period" means,

          (a) relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to
     Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as a Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                (i) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of the next calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                (ii) no Interest Period may end later than the date set forth in clause (a) of the definition of "Short Term Revolving Loan Commitment Termination Date,"

          (b) relative to each Short Term Competitive Bid Loan made at a LIBOR Auction, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as a Borrower may elect in accordance with Section 2.4; provided that:

                (i) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that if such next following Business Day is the first Business Day of a calendar month, such Interest Period shall end on the next preceding Business Day, and

                (ii) no Interest Period may end later than the date set forth in clause (a) of the definition of "Short Term Revolving Loan Commitment Termination Date."

     No more than five Interest Periods shall be in effect at any one time.

     "Intergroup Transfer" is defined in Section 7.2.5(c).

     "Investment" means, investments made in cash or by delivery of Property by Seaboard or a Subsidiary in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance or capital contribution, or otherwise, or in any Property.

     "Invitation for Short Term Competitive Bid Loan Offers" means an invitation by the Syndication Agent to the Lenders to submit Short Term Competitive Bid Loan Offers pursuant to clause (b) of Section 2.6, substantially in the form of Exhibit C-1 attached hereto.

     "Lender Approved Transfer" is defined in Section 7.2.5(f).

     "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

     "Lenders" is defined in the preamble.

     The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

        LIBO Rate           =              LIBO Rate
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Syndication Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Syndication Agent from the Reference Lenders, two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 3.2.4.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the applicable LIBO Rate Loan or Short Term Competitive Bid Loan based on a LIBOR Auction and for a period approximately equal to such Interest Period.

     "LIBO Rate Bid Margin" means, in respect of Short Term Competitive Bid Loans based on a LIBOR Auction, the margin above or below the applicable LIBO Rate offered for each such Short Term Competitive Bid Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to such rate.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBOR Auction" means a solicitation of Short Term Competitive Bid Loan Offers pursuant to Section 2.6, hereof based on the LIBO Rate.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to Seaboard and the Syndication Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period; provided, however, that if no such reserve percentage is so specified, the LIBOR Reserve Percentage shall be zero.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loan" means, as the context may require, either a Short Term Revolving Loan, a Short Term Competitive Bid Loan or a Short Term Swing Line Loan.

     "Loan Document" means this Agreement, the Notes, the Seaboard Guaranty, the Fee Letter and each other agreement, document or instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

     "Long Term Credit Agreement" means the Amended and Restated Long Term Revolving Credit Agreement, dated as of the date hereof (amending and restating the Long Term Revolving Credit Agreement dated as of March 1, 1996) (as amended, supplemented, amended and restated or otherwise modified from time to time), among Seaboard, H&O, Marine, the various financial institutions as are or may become parties thereto, Scotiabank, as co-managing agent and as the documentation agent, and Chase, as co-managing agent and as the syndication agent.

     "Marine" is defined in the preamble.

     "Material Adverse Effect" means a material adverse effect on the business, prospects, profits, Properties or condition (financial or otherwise) of Seaboard and the Subsidiaries, in the aggregate, the ability of any Borrower to perform its obligations set forth herein and in the Notes executed by it or the ability of Seaboard to perform its obligations set forth herein and in the Seaboard Guaranty.

     "Material Subsidiary" means, at any time a Subsidiary that,

          (a) at any time during the then current Fiscal Year or the two (2) then preceding Fiscal Years of Seaboard, constituted more than three percent (3%) of Consolidated Total Assets or Consolidated Shareholders' Equity, or

          (b) accounted for more than three percent (3%) of the revenues or net income of Seaboard and its consolidated
     Subsidiaries, determined on a consolidated basis, in respect of any one or more of the then preceding twelve (12) Fiscal Quarters of Seaboard.

     "Merger Transfer" is defined in Section 7.2.5(d).

     "Money Market Loan" means a Short Term Swing Line Loan that bears interest based upon the Money Market Rate.

     "Money Market Loan Maturity Date" means the maturity date for repayment of a Money Market Loan as agreed upon by a Borrower and the Swing Line Lender; provided, however, that such maturity date may not be later than the Stated Maturity Date.

     "Money Market Rate" means the rate of interest quoted to a Borrower by the Swing Line Lender with respect to a Short Term Swing Line Loan as the rate of interest at which the Swing Line Lender is prepared to make a Money Market Loan for such Short Term Swing Line Loan for the period ending on the Money Market Loan Maturity Date.

     "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

     "Moody's" means Moody's Investors Service Inc. and its successors and assigns.

     "Multiemployer Plan" means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which Seaboard or any member of the Controlled Group is an "employer" (as such term is defined in section 3 of ERISA).

     "Net Transfer Proceeds" means the Fair Market Value of the proceeds (of whatever type) paid or payable to Seaboard and the Subsidiaries in respect of the Transfer of any of their respective Properties, determined as of the date of the substantial completion of such Transfer, net of ordinary and customary expenses incurred by Seaboard and the Subsidiaries in connection with such Transfer and paid to Persons other than Seaboard, a Subsidiary or an Affiliate.

     "Non-Consenting Lender" is defined in clause (d) of Section 2.8.2.

     "Note" means, as the context may require, either a Short Term Revolving Loan Note, a Short Term Competitive Bid Loan Note or a Swing Line Loan Note.

     "Obligations" means all obligations (monetary or otherwise) of Seaboard and each other Borrower arising under or in connection with this Agreement, the Notes, and each other Loan Document.

     "Ordinary Course Transfer" is defined in Section 7.2.5(a).

     "Original Agreement" is defined in the recitals.

     "Participant" is defined in Section 10.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Seaboard or any corporation, trade or business that is, along with Seaboard, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Permitted Lines of Business" means,

          (a) Meat (including chicken, turkey, beef, lamb and pork), poultry and seafood production and processing,

          (b)   Fruit and vegetable production and processing,

          (c) Ocean transportation and related ground transportation and support,

          (d)   Animal feed production and processing,

          (e)   Bag production,

          (f)   Flour and feed milling,

          (g)   Commercial and residential construction,

          (h)   Power production,

          (i)   Textile production,

          (j)   Short-line railroad transportation,

          (k)   Commodity merchandising,

          (l)   Baking, and

          (m) Cash and investments held for future use by Seaboard and the Subsidiaries in connection with any of the aforementioned Permitted Lines of Business.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Preferred Stock" means, with respect to any corporation, capital shares or capital stock of such corporation that are entitled to preference or priority over any other capital shares or capital stock of such corporation in respect of either or both of the payment of dividends or the distribution of assets upon liquidation.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Property Disposition Date" is defined in Section 7.2.5(b).

     "Purchase Money Lien" means,

          (a) a Lien on tangible Property (or a group of related items of Property the substantial portion of which are tangible), property classifiable in accordance with GAAP as long-term, acquired or constructed by Seaboard or any Subsidiary, which Lien secures Indebtedness used by the owner of such Property to pay for all or a portion of the related purchase price or construction costs of such Property, provided that

                (i) such Lien shall not extend to or cover any Property other than Property acquired or constructed after the date hereof with the proceeds of the Indebtedness secured thereby, and shall not secure Indebtedness other than such Indebtedness,

                (ii) such Lien shall be imposed on such Property within one hundred twenty (120) days after the acquisition thereof or the substantial completion thereof, and

                (iii) such Lien shall secure Indebtedness in an amount not exceeding one hundred percent (100%) of the cost of acquisition or construction of the Property to which such Indebtedness relates, and

          (b) Liens existing on Property of any corporation at the time it becomes a Subsidiary or merges with or consolidates into Seaboard or a Subsidiary, and Liens existing on Property acquired by Seaboard or any Subsidiary that were in existence at the time of such acquisition, provided that

                (i) such Lien shall not extend to or cover any Property other than the Property subject to such Lien at the time of such transaction, and shall not secure indebtedness other than the indebtedness secured at the time of such transaction,

                (ii) such Lien shall not secure indebtedness in an amount exceeding one hundred percent (100%) of the Fair Market Value of such Property measured at the time of such transaction, and

                (iii) such Lien shall not have been created in contemplation of any such transaction, and shall not have been created by Seaboard or a Subsidiary.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Reference Lenders" means Chase, Scotiabank and The Dai-Ichi Kangyo Bank, Ltd.

     "Reinvested Transfer" is defined in Section 7.2.5(e).

     "Release" means a "release", as such term is defined in CERCLA.

     "Required Lenders" means, (a) before the Commitment Termination Date, one or more Lenders having at least 66-2/3% of the Commitments, and (b) on or after the Commitment Termination Date, one or more Lenders holding at least 66-2/3% of the then aggregate outstanding principal amount of the Loans.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restated Agreement Effective Date" is defined in Section 5.1.

     "Restricted Basket Transfer Proceeds Amount" means, at any time, the net book value of all Restricted Basket Transfer Proceeds of Seaboard and the Subsidiaries, determined at such time.

     "Restricted Basket Transfer Proceeds" means all consideration other than cash received by Seaboard or any Subsidiary in respect of any Transfer of Property of Seaboard or any Subsidiary permitted solely by Section 7.2.5(b) hereof and in which the Fair Market Value of the aggregate consideration payable for such Transfer and all related Transfers is greater than Seven Million Five Hundred Thousand Dollars ($7,500,000).

     "Restricted Subsidiary Net Worth Amount" means, at any time, with respect to any Subsidiary, the amount of the shareholders' equity of such Subsidiary that cannot at such time be paid as a dividend on the capital stock of such Subsidiary by virtue of restrictions, direct or indirect, on the payment of such dividends imposed by the terms of any indebtedness, whether or not such indebtedness is recourse or non-recourse to such Subsidiary.

     "S&P" means Standard & Poor's Corporation and its successors and assigns.

     "Scotiabank" is defined in the preamble.

     "Seaboard" is defined in the preamble.

     "Seaboard Guaranty" means the guaranty by Seaboard of all of the Obligations of each other Borrower, in the form of Exhibit H hereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" means "security" as defined in section 2(1) of the Securities
Act.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer, director of finance, or comptroller of a Borrower.

     "Short Term Competitive Bid Loan" means a loan made by a Lender to a Borrower based on the LIBO Rate or the Absolute Rate as part of a Short Term Competitive Bid Loan Borrowing resulting from the procedure described in Section 2.6.

     "Short Term Competitive Bid Loan Acceptance" means an acceptance by a Borrower of a Short Term Competitive Bid Loan Offer pursuant to clause (e) of
Section 2.6, substantially in the form of Exhibit C-3 attached hereto.

     "Short Term Competitive Bid Loan Borrowing" means Short Term Competitive Bid Loans made pursuant to the same Short Term Competitive Bid Loan Borrowing Request by the Lender or each of the Lenders whose offer to make such Short Term Competitive Bid Loans as part of such requested Borrowing has been accepted by a Borrower pursuant to clause (e) of Section 2.6.

     "Short Term Competitive Bid Loan Borrowing Request" means a certificate requesting that the Lenders extend offers to make Short Term Competitive Bid Loans, duly executed by an Authorized Officer of a Borrower substantially in the form of Exhibit B-2 attached hereto.

     "Short Term Competitive Bid Loan Maturity Date" is defined in clause (a)(iii) of Section 2.6.

     "Short Term Competitive Bid Loan Note" means any promissory note of a Borrower, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from Short Term Competitive Bid Loans outstanding from such Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Short Term Competitive Bid Loan Offer" means an offer by a Lender to make a Short Term Competitive Bid Loan to a Borrower pursuant to clause (c) of
Section 2.6, substantially in the form of Exhibit C-2 attached hereto.

     "Short Term Revolving Loan" is defined in Section 2.1.1.

     "Short Term Revolving Loan Borrowing" means Short Term Revolving Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day pursuant to the same Short Term Revolving Loan Borrowing Request in accordance with Section 2.1.

     "Short Term Revolving Loan Borrowing Request" means a certificate requesting Short Term Revolving Loans or Short Term Swing Line Loans duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit B-1 hereto.

     "Short Term Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Short Term Revolving Loans pursuant to Section 2.1.1.

     "Short Term Revolving Loan Commitment Amount" means, on any date, $75,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Short Term Revolving Loan Commitment Termination Date" means the earliest of

          (a)   the Stated Maturity Date;

          (b)   the date on which the Short Term Revolving Loan
     Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Short Term Revolving Loan Commitments shall terminate automatically and without any further action.

     "Short Term Revolving Loan Note" means a promissory note of a Borrower payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Short Term Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Short Term Swing Line Loan Borrowing" means Short Term Swing Line Loans made by the Swing Line Lender on the same Business Day pursuant to a Short Term Revolving Loan Borrowing Request in accordance with Section 2.1.

     "Short Term Swing Line Loan Commitment" is defined in Section 2.1.2.

     "Short Term Swing Line Loan Commitment Amount" means, on any day, $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Short Term Swing Line Loan Note" means any promissory note of a Borrower in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to the Swing Line Lender resulting from Short Term Swing Line Loans outstanding from the Swing Line Lender, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Short Term Swing Line Loans" is defined in Section 2.1.2.

     "Stated Maturity Date" means February 27, 1997, as such date may be extended pursuant to Section 2.8, provided, that in no event shall the Stated Maturity Date be extended beyond the Stated Maturity Date (as such date is defined in the Long Term Credit Agreement) of the Indebtedness outstanding under the Long Term Credit Agreement.

     "Subsidiary" means, at any time, a corporation that, in accordance with GAAP, is properly included in a consolidated balance sheet of Seaboard and its consolidated subsidiaries prepared at such time, as a subsidiary of Seaboard.

     "Subsidiary Funded Debt" means, at any time, with respect to any Subsidiary,

          (a)   Funded Debt of such Subsidiary, and

          (b)   Preferred Stock of such Subsidiary.

For purposes of determining the amount of Subsidiary Funded Debt at any time, the amount of Subsidiary Funded Debt shall include the amount of the principal of all indebtedness constituting Subsidiary Funded Debt, the amount of accrued and unpaid interest thereon, the par or stated value of all Preferred Stock constituting Subsidiary Funded Debt, and the amount of declared but unpaid dividends thereon, and any other amounts due in respect of such indebtedness and Preferred Stock.

     "Subsidiary Stock" means the capital stock of any Subsidiary and any security exchangeable for, or convertible into, such capital stock.

     "Successor Corporation" is defined in Section 7.2.1.

     "Swing Line Lender" means Chase, in its individual capacity hereunder (and not in its capacity as a Co-Managing Agent or the Syndication Agent). At the request of Chase another Lender consented to by Seaboard (such consent not to be unreasonably withheld) may become a successor Swing Line Lender.

     "Syndication Agent" is defined in the preamble.

     "Taxes" is defined in Section 4.6.

     "Transfer" is defined in Section 7.2.5.

     "type" means, relative to any Short Term Revolving Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan, and relative to any Short Term Swing Line Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Money Market Loan.

     "Unamortized Tax Incentive Grants and Tax Incentive Financings" means, at any time, the amount included in liabilities on a consolidated balance sheet of Seaboard and the Subsidiaries prepared in accordance with GAAP at such time in respect of all monies granted by political subdivisions as contractual concessions for economic development by Seaboard or its Subsidiaries in such political subdivisions.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "Unrestricted Cash" means, with respect to any Person, the aggregate amount of cash and Cash Equivalents on hand, and all cash and Cash Equivalents on deposit in a bank which are not subject to any Lien or other restriction and are not dedicated to any specific use or purpose.

     "Voting Stock" means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or Persons performing similar functions).

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     "Wholly-Owned Subsidiaries" means, at any time, a Subsidiary all of the capital stock of which, and securities convertible into, exchangeable for, or representing the right to purchase, such capital stock (other than directors' qualifying shares) is owned at such time by any one or more of Seaboard and the other Wholly-Owned Subsidiaries, free of any Lien.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.2 through Section 7.2.6, inclusive, and Section 7.2.8) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.2.

                            ARTICLE II

           COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V),

          (a)   each Lender severally agrees to make Short Term
     Revolving Loans pursuant to the Short Term Revolving Loan
     Commitments described in Section 2.1.1; and

          (b) the Swing Line Lender agrees to make Short Term Swing Line Loans pursuant to the Swing Loan Commitment described in
     Section 2.1.2.

     SECTION 2.1.1. Short Term Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Short Term Revolving Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "Short Term Revolving Loans") to any Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of the Short Term Revolving Loans requested by such Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Short Term Revolving Loan Commitment". On the terms and subject to the conditions hereof, a Borrower may from time to time borrow, prepay and reborrow the Short Term Revolving Loans.

     SECTION 2.1.2. Short Term Swing Line Loan Commitment. From time to time on any Business Day occurring prior to the Short Term Revolving Loan Commitment Termination Date, the Swing Line Lender will make Loans (referred to herein as "Short Term Swing Line Loans") to any Borrower as Base Rate Loans or Money Market Loans equal to the aggregate amount of Short Term Swing Line Loans being requested by such Borrower to be made on such day. The commitment of the Swing Line Lender described in this Section 2.1.2 is herein referred to as its "Short Term Swing Line Loan Commitment." On the terms and subject to the conditions hereof, a Borrower may from time to time prior to the Short Term Revolving Loan Commitment Termination Date, borrow, prepay and reborrow Short Term Swing Line Loans.

     SECTION 2.1.3. Lenders Not Permitted or Required to Make Short Term Revolving Loans or Short Term Swing Line Loans. No Lender shall be permitted or required to make any Short Term Revolving Loan or Short Term Swing Line Loan if, after giving effect thereto and to any repayment of Credit Extensions to be made with the proceeds thereof, the aggregate unpaid principal amount of

          (a) all Loans outstanding to all Lenders would exceed the Loan Commitment Amount; or

          (b) all Short Term Swing Line Loans outstanding to the Swing Line Lender would exceed the Short Term Swing Line Loan Commitment Amount.

     SECTION 2.2. Reduction of Commitments. Seaboard may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Short Term Revolving Loan Commitment Amount or the Short Term Swing Line Loan Commitment Amount; provided, however, that (i) all such reductions shall require at least three Business Days' prior written irrevocable notice to the Agents and be permanent, and (ii) any partial reduction of (A) the Short Term Revolving Loan Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $500,000, and (B) the Short Term Swing Line Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $250,000; and provided, further, that Seaboard may terminate the Commitments in whole if, at the time of and as a condition of such termination, the Borrowers shall have repaid in full the aggregate outstanding principal amount of all Short Term Revolving Loans and Short Term Swing Line Loans, together with all accrued interest and fees thereon to the date of termination.

     SECTION 2.3. Short Term Revolving Loan and Short Term Swing Line Loan Borrowing Procedure and Funding Maintenance.

          (a) Short Term Revolving Loans. By delivering a Short Term Revolving Loan Borrowing Request to the Syndication Agent, on a Business Day, any Borrower may from time to time irrevocably request, (x) on not less than three nor more than five Business Days' notice, at or before 10:00 a.m. (New York City time), in the case of LIBO Rate Loans, and (y) at or before 10:30 a.m. (New York City time) on the date of the proposed Short Term Revolving Loan Borrowing, but not more than five Business Days prior to such date, in the case of Base Rate Loans, that a Short Term Revolving Loan Borrowing be made by all the Lenders in a minimum amount of $5,000,000 and an integral multiple of $500,000, or, if less, in the unused amount of the Short Term Revolving Loan Commitment. The Syndication Agent shall promptly notify each Lender of the receipt of a Short Term Revolving Loan Borrowing Request. On the terms and subject to the conditions of this Agreement, each Short Term Revolving Loan Borrowing shall be comprised of the type of Short Term Revolving Loans, and shall be made on the Business Day, specified in such Short Term Revolving Loan Borrowing Request. On or before 11:00 a.m. (New York City time), in the case of LIBO Rate Loans, and 12:00 (noon) (New York City time), in the case of Base Rate Loans, on the Business Day that such Short Term Revolving Loan Borrowing is to be made, each Lender shall deposit with the Syndication Agent immediately available funds in an amount equal to such Lender's Percentage of the requested Short Term Revolving Loan Borrowing. Such deposit will be made to an account which the Syndication Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Syndication Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Short Term Revolving Loan Borrowing Request. No Lender's obligation to make any Short Term Revolving Loan shall be affected by any other Lender's failure to make any Short Term Revolving Loan.

          (b) Short Term Swing Line Loans. By written or telephonic notice to the Swing Line Lender on or before 3:00 p.m. (New York City time), on a Business Day any Borrower may from time to time request that a Short Term Swing Line Loan Borrowing be made by the Swing Line Lender on such Business Day (or the next succeeding Business Day) in an aggregate minimum principal amount of $1,000,000 and an integral multiple of $250,000. All telephonic notices shall be confirmed on the same Business Day by the delivery to the Syndication Agent of an appropriately completed Short Term Revolving Loan Borrowing Request. On the terms and subject to the conditions of this Agreement, each Short Term Swing Line Loan Borrowing shall be comprised of the type of Short Term Swing Line Loans specified in such Short Term Revolving Loan Borrowing Request. The proceeds of the Short Term Swing Line Loans shall be made available by the Swing Line Lender to such Borrower by wire transfer of such proceeds to such transferees, or to such accounts of such Borrower, as such Borrower shall have specified in its Short Term Revolving Loan Borrowing Request.

          (c) Failure to Repay Short Term Swing Line Loans. If the outstanding principal amount of any Short Term Swing Line Loan is not repaid when due pursuant to the terms of this Agreement, each Lender (other than the Swing Line Lender) irrevocably agrees that it will, upon receipt of a notice from the Swing Line Lender, promptly (and in any event within one Business Day) transfer to the Swing Line Lender, in immediately available funds, an amount equal to such Lender's Percentage of the then aggregate outstanding amount of all Short Term Swing Line Loans, and thereafter such Loans shall constitute a Short Term Revolving Loan made by such Lender thereunder; provided, however, that the obligation of each Lender to make such Short Term Revolving Loans shall not be subject to the satisfaction of any of the conditions precedent set forth in Section 5.2.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Syndication Agent on or before 10:00 a.m., New York time, on a Business Day, any Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $500,000, of any Short Term Revolving Loans made to such Borrower be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Short Term Revolving Loans of all Lenders, and (y) no portion of the outstanding principal amount of any Short Term Revolving Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder, or to make a Short Term Competitive Bid Loan based on a LIBOR Auction, by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan or Short Term Competitive Bid Loan, as the case may be; provided, however, that such LIBO Rate Loan or Short Term Competitive Bid Loan, as the case may be, shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of a Borrower to repay such LIBO Rate Loan or Short Term Competitive Bid Loan, as the case may be, shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; and provided, further, that no Lender shall cause any such foreign branch, Affiliate or international banking facility to make or maintain any LIBO Rate Loan or Short Term Competitive Bid Loan that would subject a Borrower to costs beyond what its costs would be if such Lender itself had made or maintained such LIBO Rate Loan or Short Term Competitive Bid Loan at that time, except that such foreign branch, Affiliate or international banking facility may maintain a LIBO Rate Loan or Short Term Competitive Bid Loan that it made or already has been maintaining itself. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections
4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans and Short Term Competitive Bid Loans based on a LIBOR Auction by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Short Term Competitive Bid Loans. Subject to the terms and conditions of this Agreement (including Article V), each Lender severally agrees that any Borrower may request that Short Term Competitive Bid Loan Borrowings under this Section 2.6 be made from time to time on any Business Day prior to the date occurring 15 Business Days prior to the Short Term Revolving Loan Commitment Termination Date in the manner set forth below; provided, however, that following the making of each Short Term Competitive Bid Loan Borrowing, the aggregate amount of all Loans then outstanding shall not exceed the Short Term Revolving Loan Commitment Amount.

          (a) Short Term Competitive Bid Loan Borrowing Request. A Borrower may request Short Term Competitive Bid Loan Borrowings under this Section 2.6 by delivering to the Syndication Agent, not later than 10:00 a.m. (New York City time) at least (x) five Business Days prior to the date of the proposed Short Term Competitive Bid Loan Borrowing (in the case of LIBOR Auctions) or
     (y) one Business Day prior to the date of the proposed Short Term Competitive Bid Loan Borrowing (in the case of an Absolute Rate Auction), a revocable Short Term Competitive Bid Loan Borrowing Request (which shall constitute an invitation to the Lenders to extend Short Term Competitive Bid Loan Offers to such Borrower, and which may contain requests for up to three different Short Term Competitive Bid Loan Borrowings), specifying

                (i)   the proposed date (which shall be a Business
          Day) and aggregate principal amount or amounts of each Short Term Competitive Bid Loan to be made as part of such proposed Short Term Competitive Bid Loan Borrowing (each of which such Short Term Competitive Bid Loan shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 (and, subject to the proviso contained in the first sentence of this Section, which principal amount may exceed the Short Term Revolving Loan Commitment Amount then available to be borrowed),

                (ii)  whether the Short Term Competitive Bid Loan
          Offers requested are to set forth a LIBO Rate Bid Margin or an Absolute Rate (or a combination thereof),

                (iii) the proposed maturity date or dates (each a "Short Term Competitive Bid Loan Maturity Date") for repayment of each Short Term Competitive Bid Loan to be made as part of such Short Term Competitive Bid Loan Borrowing (which maturity date or dates may not be later than the earlier of (A) the date occurring six months after the date of such Short Term Competitive Bid Loan Borrowing or (B) the Short Term Revolving Loan Commitment Termination Date),

                (iv) in the case of Short Term Competitive Bid Loans based on the LIBOR Auction, the proposed duration of the Interest Period applicable thereto, and

                (v) how the proceeds of the Short Term Competitive Bid Loans will be applied.

          (b) Invitation for Short Term Competitive Bid Loan Offers. Promptly upon receipt of a Short Term Competitive Bid Loan Borrowing Request but in no event later than 2:30 p.m. (New York City time) on the date of such receipt, the Syndication Agent shall send to the Lenders by facsimile an Invitation for Short Term Competitive Bid Loan Offers containing the information contained in the applicable Short Term Competitive Bid Loan Request and which shall constitute an invitation by the applicable Borrower to each Lender to submit Short Term Competitive Bid Loan Offers in response thereto.

          (c)   Submission and Contents of Short Term Competitive Bid
     Loan Offers.

                (i) If any Lender, in its sole discretion, elects to offer to make a Short Term Competitive Bid Loan to the applicable Borrower as part of such proposed Short Term Competitive Bid Loan Borrowing at a rate of interest specified by such Lender in its sole discretion, it shall deliver to the Syndication Agent not later than (x) 11:00 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction, a Short Term Competitive Bid Loan Offer, which must comply with the requirements of this clause, and be in the form of Exhibit C-2 hereto; provided, that Short Term Competitive Bid Loan Offers submitted by the Syndication Agent (or any Affiliate of the Syndication Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Syndication Agent or such Affiliate notifies such Borrower of the terms of the offer or offers contained therein not later than (x) 10:45 a.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 a.m. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles V and VIII, such Short Term Competitive Bid Loan Offer shall be irrevocable except with the written consent of the Syndication Agent, given on the instructions of the applicable Borrower, and shall specify

                      (A) the proposed date of Borrowing, which shall be the same as that set forth in the applicable Invitation for Short Term Competitive Bid Loan Offers,

                      (B) the principal amount of the Short Term Competitive Bid Loan which such Lender would be willing to make as part of such proposed Short Term Competitive Bid Loan Borrowing, which principal amount may be greater than, less than or equal to such Lender's Percentage of the Short Term Revolving Loan Commitment Amount, but which amount shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000,

                      (C)     in the case of a LIBOR Auction, the
                LIBO Rate Bid Margin, and in the case of an Absolute Rate Auction, the Absolute Rate therefor, and

                      (D)     the identity of the quoting Lender.

                (ii)  Any Short Term Competitive Bid Loan Offer that:

                      (A)     is not substantially in the form of
                Exhibit C-2 hereto or does not specify all of the information required in clause (c) of this Section;

                      (B)     contains qualifying, conditional or
                similar language;

                      (C)     contains proposed terms other than or
                in addition to those set forth in the applicable
                Invitation for Short Term Competitive Bid Loan Offers;
                or

                      (D)     arrives after the time set forth in
                clause (c) of this Section

shall be disregarded by the Syndication Agent.

          (d) Notice to Borrower. The Syndication Agent shall (by telephone confirmed by telecopy), by 1:00 p.m. (New York City time) (on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction) and 10:00 a.m. (New York City time) (on the proposed date of Borrowing, in the case of an Absolute Rate Auction) notify the applicable Borrower of the terms of any Short Term Competitive Bid Loan Offer submitted by a Lender that is in accordance with clause (c) of this Section. Any subsequent Short Term Competitive Bid Loan Offer of a Lender shall be disregarded by the Syndication Agent unless such subsequent Short Term Competitive Bid Loan Offer is submitted solely to correct a manifest error in such earlier Short Term Competitive Bid Loan Offer. The Syndication Agent's notice to such Borrower shall specify (A) the aggregate principal amount of Short Term Competitive Bid Loans for which offers have been received in respect of the related Invitation for Short Term Competitive Bid Loan Offers, (B) the respective principal amounts and Competitive Bid Rates so offered, and (C) the identity of such quoting Lenders.

          (e) Short Term Competitive Bid Loan Acceptance. The applicable Borrower shall, in turn, before (x) 4:00 p.m. (New York City time) on the fourth Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) 12:00 (noon) (New York City time) on the date of such proposed Short Term Competitive Bid Loan Borrowing, in the case of an Absolute Rate Auction, either

                (i)   irrevocably cancel the Short Term Competitive
          Bid Loan Borrowing Request that requested such Short Term Competitive Bid Loan Borrowing by giving the Syndication Agent (which shall promptly notify each Lender) telephonic notice (promptly confirmed in writing) to that effect (and, for purposes of this Section, a failure on the part of such Borrower to timely notify the Syndication Agent under the terms of this clause shall be deemed to be non-acceptance of all offers so notified to it pursuant to clause (d) above), or

                (ii) irrevocably accept one or more of the offers made by any Lender or Lenders pursuant to clause (d) above, in its sole discretion, by giving the Syndication Agent telephonic notice (and the Syndication Agent shall, promptly upon receiving such telephonic notice from such Borrower, notify each Lender whose Short Term Competitive Bid Loan Offer has been accepted) (promptly confirmed in writing by delivery to the Syndication Agent of a Short Term Competitive Bid Loan Acceptance, copies of which shall thereafter be forwarded to each of the Lenders) of

                      (A)     the amount of the Short Term
                Competitive Bid Loan Borrowing to be made on such date,

          and

                      (B)     the amount of the Short Term
                Competitive Bid Loan (which amount shall not be greater than, but which may be less than, the amount offered by such Lender for such Short Term Competitive Bid Loan pursuant to clause (d) above) to be made by such Lender as part of such Short Term Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to clause (d) above by giving the Syndication Agent (which shall promptly give to the Lenders) notice to that effect;

          provided, however, that

                      (A) the aggregate amount of the Short Term Competitive Bid Loan Offers accepted by such Borrower shall not exceed the principal amount specified in the applicable Short Term Competitive Bid Loan Borrowing Request,

                      (B)     if Short Term Competitive Bid Loan
                Offers are made by two or more Lenders at the same rate and acceptance of all such equal Short Term Competitive Bid Loan Offers would result in a greater principal amount of Short Term Competitive Bid Loan Offers being accepted than the aggregate principal amount specified in the applicable Short Term Competitive Bid Loan Borrowing Request, if such Borrower elects to accept any of such Short Term Competitive Bid Loan Offers such Borrower shall accept such Short Term Competitive Bid Loan Offers pro rata from such Lenders (on the basis of the maximum amounts of such Short Term Competitive Bid Loan Offers) unless any such Lender's pro rata share would be less than the minimum amount specified by such Lender in its Short Term Competitive Bid Loan Offer, in which case such Borrower shall have the right to accept one or more such equal Short Term Competitive Bid Loan Offers in their entirety and reject the other equal Short Term Competitive Bid Loan Offer or Short Term Competitive Bid Loan Offers or to allocate acceptance among all such equal Short Term Competitive Bid Loan Offers (but giving effect to the minimum and maximum amounts specified for each such Short Term Competitive Bid Loan Offer), as such Borrower may elect in its sole discretion.

                      (C)     no bid shall be accepted for a Short
                Term Competitive Bid Loan unless such Short Term Competitive Bid Loan is in a minimum principal amount of $5,000,000 (except as provided in clause (B) above) and an integral multiple of $1,000,000 (except as provided in clause (B) above) and is part of a Short Term Competitive Bid Loan Borrowing in a minimum principal amount of $5,000,000, and

                      (D) such Borrower may not accept any offer that is described in clause (c)(ii) of this Section, or that otherwise fails to comply with the requirements of this Agreement.

          (f) Funding of Short Term Competitive Bid Loans. Not later than 11:00 a.m. (New York City time) (in the case of a Borrowing based on a LIBOR Auction) and 1:00 p.m. (New York City time) (in the case of a Borrowing based on an Absolute Rate Auction), in each case on the date specified for each Short Term Competitive Bid Loan hereunder, each Lender participating therein shall make available the amount of the Short Term Competitive Bid Loan to be made by it on such date to the Syndication Agent in immediately available funds, for the account of the applicable Borrower, such deposit to be made to an account maintained by the Syndication Agent, as the Syndication Agent shall specify from time to time by notice to the Lenders or as otherwise agreed to in writing by the Syndication Agent and such Borrower. The amount so received by the Syndication Agent shall promptly be made available to such Borrower by depositing the same in immediately available funds in an account of such Borrower's notified to the Syndication Agent in writing.

     SECTION 2.7. Notes. Each Lender's Loans to each Borrower under its Commitments shall be evidenced by a Note of such Borrower payable to the order of such Lender in a maximum principal amount equal to

          (a) in the case of Short Term Revolving Loans, such Lender's Percentage of the original Short Term Revolving Loan Commitment Amount;

          (b)   in the case of Short Term Competitive Bid Loans,
     $75,000,000; and

          (c) in the case of the Swing Line Lender with respect to Short Term Swing Line Loans, $15,000,000.

Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period (in the case of Short Term Revolving Loan Notes) and the Short Term Competitive Bid Loan Maturity Dates and Interest Period (if applicable) (in the case of Short Term Competitive Bid Loan Notes) applicable to the Loans evidenced thereby. Such notations shall be prima facie evidence of the matters stated therein, absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the applicable Borrower.

     SECTION 2.8. Extension of Stated Maturity Date and Maturity of Loans. Each of (i) the Stated Maturity Date and (ii) the obligation, pursuant to
Section 3.1, to make a mandatory repayment of the outstanding principal amount of Loans on the Stated Maturity Date, shall be subject to extension or postponement, as the case may be, as set forth in this Section.

     SECTION 2.8.1. Request for Extension of Stated Maturity Date and Maturity of Loans. Any term or provision of this Agreement to the contrary notwithstanding, no earlier than 60 days nor later than 45 days prior to the then Stated Maturity Date (if the Short Term Revolving Loan Commitment then remains in effect), Seaboard may, by delivery of a duly completed Extension Request to the Agents, irrevocably request that each Lender and the Swing Line Lender extend for an additional 364 day period (such period to commence on the day immediately following the then Stated Maturity Date) the Stated Maturity Date relating to such Lender's Short Term Revolving Loan Commitment (which shall also be deemed to be a request that the Swing Line Lender extend for such period the Short Term Swing Line Loan Commitment); provided, that the Stated Maturity Date shall not be extended beyond the Stated Maturity Date (as such term is defined in the Long Term Credit Agreement). The failure of Seaboard to request such an extension hereunder shall automatically terminate Seaboard's rights to request additional such extensions.

     SECTION 2.8.2. Consent to Extension of Stated Maturity Date and Maturity of Loans. (a) The Syndication Agent shall, promptly after receipt of any such Extension Request pursuant to Section 2.8.1, notify each Lender thereof by providing them a copy of such Extension Request.

          (b) Each Lender shall, within 30 days of receipt of the notice described in clause (a), notify the Agents whether or not it consents to the request of Seaboard set forth in such Extension Request, such consent to be in the sole discretion of such Lender. If any Lender does not so notify the Agents of its decision within such 30 day period, such Lender shall be deemed not to have consented to such request of Seaboard.

          (c) The Syndication Agent shall promptly notify Seaboard whether the Lenders have consented to such request. If the Syndication Agent does not so notify Seaboard within 5 days prior to the then existing Stated Maturity Date, the Syndication Agent shall be deemed to have notified Seaboard that the Lenders have not consented to Seaboard's request.

          (d)   Each Lender that elects not to extend the Stated
     Maturity Date relating to such Lender's Short Term Revolving Loan Commitment upon the expiration of the then effective Stated Maturity Date or that fails to so notify the Agents of such consent (a "Non-Consenting Lender") hereby agrees that if, on or prior to the then effective Stated Maturity Date, any other Lender or other financial institution acceptable to Seaboard and the Agents offers to purchase such Non-Consenting Lender's Percentage of the Short Term Revolving Loan Commitment for a purchase price equal to the sum of all amounts then owing with respect to the Short Term Revolving Loans and all other amounts accrued for the account of such Non-Consenting Lender, such Non-Consenting Lender will assign, sell and transfer on the then effective Stated Maturity Date all of its right, title, interest and obligations with respect to the foregoing to such other Lender or financial institution pursuant to the terms of Section
     10.11.1 and the fee payable pursuant to Section 10.11.1 shall be payable by such Assignee Lender.

          (e)   On the date that would have been the Stated Maturity
     Date had the Short Term Revolving Loan Commitment not been extended pursuant to the terms of this Section, the Short Term Revolving
     Loans of any Non-Consenting Lender that were not purchased pursuant to clause (d) will mature and be due and payable on the then scheduled Stated Maturity Date, and the Commitments of such Non-Consenting Lender will thereupon terminate. On such Stated Maturity
     Date, the Short Term Revolving Loan Commitment Amount will be automatically reduced by an amount equal to the product of

                (i) the sum of the Percentages of all Non-Consenting Lenders that were not purchased pursuant to clause (d), and

                (ii) the Short Term Revolving Loan Commitment Amount (whether used or unused) on such Stated Maturity Date immediately prior to such calculation.

          (f) The Percentages of the remaining Lenders which have consented to an extension of their Commitment hereunder shall be adjusted accordingly by the Syndication Agent, based on such Lenders' pro rata share of the remaining Short Term Revolving Loan Commitment Amount.

Notwithstanding anything to the contrary contained in this Section, the Stated Maturity Date of those Lenders consenting to such an extension shall not be extended for an additional 364 day period unless Lenders whose Percentages equal or exceed 75% (after giving effect to the operation of clause (d)), agree to such an extension.

                           ARTICLE III

            REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. Each Borrower shall repay in full the unpaid principal amount of each Short Term Revolving Loan and each Short Term Swing Line Loan made as a Base Rate Loan taken by such Borrower upon the Stated Maturity Date therefor, each Money Market Loan taken by such Borrower upon the Money Market Loan Maturity Date therefor and each Short Term Competitive Bid Loan taken by such Borrower upon the Short Term Competitive Bid Loan Maturity Date therefor. Prior thereto, each Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Short Term Revolving Loans or Short Term Swing Line Loans; provided, however, that

                (i)   any such prepayment of Short Term Revolving
          Loans shall be made pro rata among Short Term Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                (ii) no such prepayment of any LIBO Rate Loan or a Short Term Competitive Bid Loan may be made on any day other than the last day of the Interest Period for such Loan, unless such Borrower has paid any costs required pursuant to Section 4.4;

                (iii) all such voluntary prepayments shall require at least one but no more than five Business Days' prior written notice to the Syndication Agent, which shall promptly notify the Lenders; and

                (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $500,000, and in the case of Short Term Swing Line Loans, be in an aggregated minimum amount of $1,000,000 and an integral multiple of $250,000; and

          (b)   shall, on each date when any reduction in the Short
     Term Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2 or 2.8.2, make a mandatory prepayment (i) first, of all Short Term Swing Line Loans, and (ii) second, if necessary, of all Loans other than Short Term Swing Line Loans, equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Short Term Revolving Loan Commitment Amount as so reduced.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Short Term Revolving Loans or Short Term Swing Line Loans shall cause a reduction in the Short Term Revolving Loan Commitment Amount or the Short Term Swing Line Loan Commitment Amount, as the case may be.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the applicable Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect;

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin;

          (c) on that portion maintained as a Money Market Loan, equal to the applicable Money Market Rate quoted by the Swing Line Lender for such Money Market Loan; and

          (d) on that portion of such Borrowing maintained as Short Term Competitive Bid Loans, equal to the applicable Competitive Bid Rate specified by the Lender making such Short Term Competitive Bid Loan in its Short Term Competitive Bid Loan Offer with respect thereto delivered by such Lender and accepted by such Borrower pursuant to Section 2.6.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. The Syndication Agent shall promptly notify the applicable Borrower and the Lenders of its determination of the interest rate applicable to each LIBOR
Rate Loan and each Short Term Competitive Bid Loan based upon a LIBOR Auction, which determination shall be conclusive, absent manifest error. Upon the request of any Borrower, the Syndication Agent shall advise such Borrower of the Alternate Base Rate from time to time in effect.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of any Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a)   on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

          (c) with respect to Base Rate Loans and Money Market Loans, on each Monthly Payment Date occurring after the date of the initial Borrowing hereunder;

          (d) with respect to Short Term Competitive Bid Loans based on an Absolute Rate, on each Short Term Competitive Bid Loan Maturity Date and, with respect to Short Term Competitive Bid Loans based on an Absolute Rate with a Short Term Competitive Bid Loan Maturity Date in excess of three months, on each Quarterly Payment Date occurring after the making of such Loan;

          (e)   with respect to LIBO Rate Loans and Short Term
     Competitive Bid Loans based on a LIBOR Auction, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

          (f) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4. Interest Rate Determination. Each reference Lender agrees to furnish to the Syndication Agent timely information for the purpose of determining each LIBO Rate. If any one or more of the Reference Lenders shall fail timely to furnish such information to the Syndication Agent for any such interest rate, the Syndication Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

     SECTION 3.3.     Fees.  Seaboard agrees to pay the fees set forth in this
Section 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1. Facility Fee. Seaboard agrees to pay to the Syndication Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of Seaboard or any other Borrower's inability to satisfy any condition of Article V) commencing on the date hereof and continuing through the Short Term Revolving Loan Commitment Termination Date, a facility fee at the Applicable Facility Fee Rate on such Lender's Percentage of the Short Term Revolving Loan Commitment Amount. Such facility fees shall be payable by Seaboard in arrears on each Quarterly Payment Date, commencing with the first such day following the date hereof, on the Short Term Revolving Loan Commitment Termination Date, and in the case of a Non-Consenting Lender, on the date the Commitment of such Non-Consenting Lender terminates pursuant to Section 2.8(e).

     SECTION 3.3.2. Co-Managing Agents' Fees. Seaboard agrees to pay to each Co-Managing Agent, for its own account, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.

                            ARTICLE IV

              CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to Seaboard and the Syndication Agent, be conclusive and binding on the applicable Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, or to make or maintain any Short Term Competitive Bid Loan based on a LIBOR Auction, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Syndication Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate
Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. If any Lender shall make such determination with respect to the making or maintaining of a Short Term Competitive Bid Loan based on a LIBOR Auction and such Short Term Competitive Bid Loan is required by law or assertion to be prepaid on a date prior to the end of the Interest Period therefor, then the applicable Borrower shall prepay such Short Term Competitive Bid Loan on such date.

     SECTION 4.2. Deposits Unavailable. If the Syndication Agent shall have determined that

          (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Chase in its relevant market; or

          (b) by reason of circumstances affecting the Reference Lenders or the relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or Short Term Competitive Bid Loans based on a LIBOR Auction, then, upon notice from the Syndication Agent to Seaboard and the Lenders, the obligations of all Lenders under Section 2.4 and Section 2.5 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans or the right of any Borrower to solicit any Short Term Competitive Bid Loans based on a LIBOR Auction shall forthwith be suspended until the Syndication Agent shall notify Seaboard and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Each Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Short Term Revolving Loans into, LIBO Rate Loans or Short Term Competitive Bid Loans based on LIBOR Auctions. Such Lender shall notify the Syndication Agent and the applicable Borrower in writing of the occurrence of any such event within five (5) days of such Lender becoming aware of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by such Borrower directly to such Lender within five days of its receipt of such notice.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as a LIBO Rate Loan or a Short Term Competitive Bid Loan based on a LIBOR Auction, or to convert any portion of the principal amount of any Short Term Revolving Loan into, a LIBO Rate Loan) as a result of

          (a) any repayment or prepayment of the principal amount of any LIBO Rate Loans or Short Term Competitive Bid Loans based on LIBOR Auctions or any conversion of a LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans (i) not being made as, or (ii) being made as Loans other than as, LIBO Rate Loans or Short Term Competitive Bid Loans based on LIBOR Auctions, in each case, in accordance with the Short Term Revolving Loan Borrowing Request or Short Term Competitive Bid Loan Acceptance therefor, as the case may be; or

          (c) any Short Term Revolving Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Syndication Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Each Lender shall furnish such Borrower with a certificate setting forth the basis for determining any additional amount or amounts to be paid to it hereunder.

     SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, such Lender shall notify the Syndication Agent and Seaboard in writing of the occurrence of any such circumstance within five (5) Business Days of such Lender becoming aware of such circumstance, and Seaboard shall within five (5) Business Days of its receipt of such notice pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Each Lender shall furnish Seaboard with a certificate setting forth the basis for determining any additional amount or amounts to be paid to it hereunder.

     SECTION 4.6. Taxes. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts by the jurisdiction where such Lender is organized or maintains a place of business (such non-excluded items being called "Taxes"). Seaboard represents and warrants that any payments to be made by H&O or Marine hereunder are not subject to any withholding or deduction therefrom in respect of any Taxes pursuant to any law, rule or regulation of Liberia. In the event that any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Syndication Agent an official receipt or other documentation satisfactory to the Syndication Agent evidencing such payment to such authority; and

          (c) pay to the Syndication Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Syndication Agent or any Lender with respect to any payment received by the Syndication Agent or such Lender hereunder, the Syndication Agent or such Lender may pay such Taxes and the applicable Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     If a Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Syndication Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Syndication Agent or any Lender to or for the account of any Lender shall be deemed a payment by the applicable Borrower.

     Upon the request of Seaboard or the Syndication Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to Seaboard and the Syndication Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as Seaboard or the Syndication Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by any Borrower pursuant to this Agreement, the Notes, or any other Loan Document shall be made by such Borrower to the Syndication Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Syndication Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Syndication Agent shall specify from time to time by notice to Seaboard. Funds received after that time shall be deemed to have been received by the Syndication Agent on the next succeeding Business Day. The Syndication Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Syndication Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (a)(ii) of the definition of the term "Interest Period" with respect to LIBO Rate Loans and clause (b)(i) of the definition of "Interest Period" with respect to Short Term Competitive Bid Loans based on the LIBOR Auction) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Short Term Revolving Loan or Short Term Swing Line Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in Short Term Revolving Loans or Short Term Swing Line Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender to

          (b)   total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.7 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of each such Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the applicable Borrower and the Syndication Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Use of Proceeds. Each Borrower shall apply the proceeds of the Credit Extensions for the general corporate purposes of such Borrower and its subsidiaries.

     Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                            ARTICLE V

                    CONDITIONS TO RESTATEMENT

     SECTION 5.1. Restated Agreement Effective Date. This Agreement shall become effective on the date (the "Restated Agreement Effective Date") on which counterparts hereof executed on behalf of each Borrower, each Agent and each Lender (or notice thereof satisfactory to the Syndication Agent) shall have been received by the Syndication Agent and notice thereof shall have been given by the Syndication Agent to Seaboard, and each Lender and each of the conditions precedent set forth in this Section 5.1 shall have been satisfied.

     SECTION 5.1.1. Resolutions, etc. The Documentation Agent shall have received from each Borrower a certificate, dated the Restated Agreement Effective Date, of its Secretary or Assistant Secretary as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it (including, without limitation, in the case of Seaboard, the Seaboard Guaranty); and

          (b) the incumbency and signatures of those of its officers including, without limitation, the Senior Financial Officer, authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it (including, without limitation, in the case of Seaboard, the Seaboard Guaranty), upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Borrower canceling or amending such prior certificate.

     SECTION 5.1.2. Delivery of Notes. The Syndication Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by each Borrower.

     SECTION 5.1.3. Opinion of Counsel. The Documentation Agent shall have received an opinion, dated the Restated Agreement Effective Date and addressed to the Co-Managing Agents, the Documentation Agent, the Syndication Agent and all Lenders, from Sullivan & Worcester, counsel to Seaboard substantially in the form of Exhibit F hereto.

     SECTION 5.1.4. Closing Fees, Expenses, etc. Each of the Co-Managing Agents shall have received for its own account, and the Syndication Agent shall have received for its own account, or for the account of each Lender and each Agent other than the Co-Managing Agents, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 5.1.5. No Material Adverse Change. No material adverse change in each Borrower's business or financial condition shall have occurred since December 31, 1994.

     SECTION 5.1.6. Closing Certificate. The Syndication Agent shall have received from Seaboard:

          (a)   (i)   a consolidated balance sheet of Seaboard and
          its consolidated subsidiaries, as at the end of the Fiscal Quarter ended September 9, 1995, and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of Seaboard and its consolidated subsidiaries for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case, in comparative form, the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as of the Restated Agreement Effective Date as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer; provided, that delivery of copies of Seaboard's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.1.6(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.1.6(a); and

          (b) a certificate dated the Restated Agreement Effective Date of a Senior Financial Officer of Seaboard, setting forth:

                (i)   Covenant Compliance.  The information
          (including detailed calculations) required in order to establish whether Seaboard was in compliance with the requirements of Section 7.2.3 and Section 7.2.4, and to calculate the Consolidated Net Debt Ratio for the Fiscal Quarter ended September 9, 1995 (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

                (ii) a statement that the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; and

                (iii) a statement that no Default or Event of Default has occurred and is continuing.

     SECTION 5.1.7. Seaboard Guaranty. The Syndication Agent shall have received the Seaboard Guaranty, duly executed and delivered by Seaboard.

     SECTION 5.2.     All Credit Extensions.   The obligation of each Lender to
make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

          (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.6) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

          (b) except as disclosed by Seaboard to the Documentation Agent and the Lenders pursuant to Section 6.6,

                (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of Seaboard, threatened against Seaboard or any of its Subsidiaries which might materially adversely affect Seaboard's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, the Seaboard Guaranty or any other Loan Document; and

                (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.6 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of Seaboard and its Subsidiaries; and

          (c) no Default shall have then occurred and be continuing, and neither Seaboard nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.2.2. Credit Extension Request. In connection with any and each Credit Extension, the Syndication Agent shall have received a Borrowing Request. The delivery of a Borrowing Request and the acceptance by the applicable Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct.

     SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of Seaboard or any of its Subsidiaries shall be satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.

                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, each Co-Managing Agent, the Syndication Agent and the Documentation Agent to enter into this Agreement and to make Credit Extensions hereunder, Seaboard, and to the extent relating thereto, each other Borrower represents and warrants unto the Documentation Agent, the Syndication Agent, each Co-Managing Agent and each Lender as set forth in this
Article VI.

     SECTION 6.1. Nature of Business. The Information Memorandum (together with all exhibits and annexes thereto, the "Information Memorandum"), dated January 1996, and prepared by the Agents, correctly describes the general nature of the business and principal Properties of Seaboard and the Subsidiaries as of the date hereof.

     SECTION 6.2.     Financial Statements; Indebtedness; Material Adverse
Change.

          (a) Financial Statements. Seaboard has provided the Documentation Agent with the financial statements described in Item 6.2(a) of the Disclosure Schedule. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly, in all material respects, the consolidated financial position of Seaboard and its consolidated Subsidiaries as of such dates and the results of their operations and cash flows for such periods.

          (b) Indebtedness. Item 6.2(b) of the Disclosure Schedule hereto lists all Indebtedness of Seaboard and the Subsidiaries as of the date hereof, and provides the following information with respect to each item of such Indebtedness: the obligor, the holder thereof, the outstanding amount, the current portion, and the collateral securing such Indebtedness, if any.

          (c) Material Adverse Change. Since December 31, 1994 there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of Seaboard or any of the Subsidiaries except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.3. Subsidiaries and Affiliates. Item 6.3 of the Disclosure Schedule hereto states

          (a) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Seaboard and each other Subsidiary, and

          (b) the name of each Affiliate of Seaboard or any of the Subsidiaries (other than natural persons who are Affiliates solely as a result of their membership in the families of officers or directors) and the nature of the affiliation.

Each of Seaboard and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     SECTION 6.4.     Title to Properties.

          (a) Each of Seaboard and the Subsidiaries has good title to all of the Property reflected in the most recent balance sheet referred to in Section 6.2 hereof (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have good title as are immaterial to such financial statements and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted by Section 7.2.2 hereof.

          (b) Each of Seaboard and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.5.     Taxes.

          (a)   Returns Filed; Taxes Paid.

                (i)   All tax returns required to be filed by
          Seaboard and each Subsidiary and any other Person with which Seaboard or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of Seaboard, such Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments that could not, in the aggregate for all such tax returns and payments, reasonably be expected to have a Material Adverse Effect.

                (ii) All liabilities of each of Seaboard, the Subsidiaries and the other Persons referred to in Section 6.5(a)(i) hereof with respect to federal income taxes have been finally determined except for the Fiscal Years 1992 through 1995, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

          (b)   Book Provisions Adequate.

                (i) The amount of the liability for taxes reflected in each of the consolidated balance sheets referred to in
          Section 6.2 hereof is in each case an adequate provision for taxes as of the date of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of Seaboard and the other Persons consolidated with Seaboard in such financial statements in respect of all tax periods ending on or prior to such dates.

                (ii)  Seaboard does not know of any proposed
          additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 6.2 hereof.

     SECTION 6.6.     Pending Litigation.

          (a) There are no proceedings, actions or investigations pending or, to the knowledge of Seaboard, threatened against or affecting Seaboard or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither Seaboard nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.7.     Full Disclosure.  The financial statements referred to in
Section 6.2 hereof do not, nor does this Agreement, the Information Memorandum or any written statement furnished by or on behalf of any Borrower in connection with the negotiation, execution, delivery or performance of any of the Loan Documents contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that any Borrower has not disclosed in writing that has had or, so far as such Borrower can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

     SECTION 6.8. Corporate Organization and Authority. Each of Seaboard and the Material Subsidiaries

          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation,

          (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted,

          (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect, and

          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.9. Charter Instruments, Other Agreements. Neither Seaboard nor any Subsidiary is in violation in any respect of any term of any charter instrument or bylaw. Neither Seaboard nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.10. Restrictions on Seaboard and Subsidiaries. Neither Seaboard nor any Subsidiary:

          (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

          (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Indebtedness, other than the Loan Documents and the agreements listed in Item 6.10 of the Disclosure Schedule, none of which restricts the execution, delivery and performance by Seaboard or any other Borrower of this Agreement, the Notes executed by such Borrower and each other Loan Document executed or to be executed by it (including, without limitation, in the case of Seaboard, the Seaboard Guaranty), and true, correct and complete copies of each of which have been provided to the Documentation Agent; and

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.2.2 hereof.

     SECTION 6.11. Compliance with Law. Neither Seaboard nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.12.    ERISA.

          (a) Compliance with ERISA. Seaboard and each member of the Controlled Group are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (b) Funding Status. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Pension Plan.

          (c) PBGC. No liability to the PBGC has been or is expected to be incurred by Seaboard or any member of the Controlled Group with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

          (d) Multiemployer Plans. Neither Seaboard nor any member of the Controlled Group has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of Seaboard or any member of the Controlled Group in respect thereof.

          (e) Foreign Pension Plan. Except as disclosed on Item 6.12 of the Disclosure Schedule, the present value of all benefits vested under each Foreign Pension Plan, determined as of the most recent valuation date in respect thereof, does not exceed the value of the assets of such Foreign Pension Plan, and all required payments in respect of the funding of such Foreign Pension Plan have been made.

     SECTION 6.13.    Environmental Compliance.

          (a) Compliance. Each of Seaboard and the Subsidiaries is in compliance with all Environmental Laws in effect in each jurisdiction where it is currently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

          (b) Liability. Neither Seaboard nor any Subsidiary is subject to any liability under any Environmental Laws that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

          (c) Notices. Neither Seaboard nor any Subsidiary has received any

                (i) notice from any Governmental Authority by which any of its currently or previously owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Law,

                (ii)  notice of any Lien arising under or in
          connection with any Environmental Law that has attached to any revenues of, or to, any of its currently or previously owned or leased Properties, or

                (iii) any communication, written or oral, from any Governmental Authority concerning action or omission by Seaboard or such Subsidiary in connection with its currently or previously owned or leased Properties resulting in the release of any hazardous substance resulting in any violation of any Environmental Law, in each case where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.14.    Due Authorization, Non-conflict; Obligations are
                      Enforceable.

          (a) Due Authorization, Non-conflict. The execution, delivery and performance by each Borrower of this Agreement, the Notes executed by such Borrower and each other Loan Document executed or to be executed by it (including, without limitation, in the case of Seaboard, the Seaboard Guaranty):

                (i)   is within the corporate powers of such
          Borrower; and

                (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of such Borrower or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound.

          (b) Obligations are Enforceable. Each of this Agreement, the Notes executed by each Borrower and each other Loan Document executed or to be executed by such Borrower (including, without limitation, in the case of Seaboard, the Seaboard Guaranty) has been duly authorized by all necessary action on the part of such Borrower, has been, or will be, executed and delivered by duly authorized officers of such Borrower, and constitutes, or will constitute upon the due execution and delivery thereof, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except that the enforceability of the Loan Documents may be:

                (i)   limited by applicable bankruptcy,
          reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                (ii) subject to the availability of equitable remedies.

     SECTION 6.15. Governmental Consent. Neither the nature of Seaboard or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between Seaboard or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery or performance of this Agreement, the Notes, or any other Loan Document (including, without limitation, in the case of Seaboard, the Seaboard Guaranty) by any Borrower, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of any Borrower as a condition to the execution, delivery or performance of this Agreement, the Notes, or any other Loan Document (including, without limitation, in the case of Seaboard, the Seaboard Guaranty) by any Borrower. Neither Seaboard nor any Subsidiary is subject to regulation under the Investment Company Act of 1940 as amended, the Public Utility Holding Company Act of 1935 as amended, the Interstate Commerce Act as amended or the Federal Power Act as amended.

     SECTION 6.16.    No Defaults under Notes.    No event has occurred and
no condition exists that, upon the execution, delivery and performance of this Agreement, the Notes, or any other Loan Document (including, without limitation, in the case of Seaboard, the Seaboard Guaranty) by any Borrower would constitute a Default or an Event of Default.

     SECTION 6.17.    Use of Proceeds of Notes.

          (a) Use of Proceeds. Each Borrower shall use the proceeds of the Credit Extensions extended to it for general corporate purposes.

          (b) Margin Securities. None of the transactions contemplated herein and in the Notes and each other Loan Document (including, without limitation, the use of the proceeds from the Credit Extensions) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulation G, Regulation T and Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither any Borrower nor any Subsidiary, with the proceeds of the Credit Extensions, intends to carry or purchase, or refinance borrowings that were used to carry or purchase, any "margin stock" (as defined by said Regulation G), including margin stock originally issued by such Borrower or such Subsidiary.

          (c) Absence of Foreign or Enemy Status. Neither the Credit Extensions nor the use of proceeds therefrom will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

     SECTION 6.18. Borrower Subsidiaries. (a) Each Borrower, other than Seaboard, is a Material Subsidiary;

     (b)  Each Designated Borrower will be a Material Subsidiary; and

     (c) Each Designated Borrower will have, on the effectiveness of the applicable Designated Borrower Certificate, full right and authority to enter into this Agreement, the Notes and each other Loan Document to which it is a party; all of the foregoing actions will have been, prior to any Borrowing Request by such Borrower, duly authorized by all necessary action on the part of such Borrower; and on the effectiveness of the applicable Designated Borrower Certificate and the execution and delivery by such Borrower of its Notes, this Agreement, such Notes and each other Loan Document to which it is a party will constitute, valid and binding obligations of such Borrower enforceable in accordance with their respective terms except as such terms may be limited by the application of bankruptcy, moratorium, insolvency and similar laws affecting the rights of creditors generally and by equitable principles affecting the availability of specific performance and other remedies.

                           ARTICLE VII

                            COVENANTS

     SECTION 7.1. Affirmative Covenants. Seaboard agrees with each Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, Seaboard will perform the obligations set forth in this Section 7.1.

     SECTION 7.1.1. Financial and Business Information. Seaboard shall deliver to each Lender and the Syndication Agent:

          (a) Quarterly Statements. As soon as practicable after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), and in any event within sixty (60) days thereafter, duplicate copies of,

                (i) a consolidated balance sheet of Seaboard and its consolidated subsidiaries, as at the end of such Fiscal Quarter, and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of Seaboard and its consolidated subsidiaries for such Fiscal Quarter and (in the case of the second and third Fiscal Quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case, in comparative form, the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer of Seaboard, and accompanied by the certificate required by Section 7.1.2 hereof; provided, that delivery of copies of Seaboard's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this
     Section 7.1.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 7.1.1(a);

          (b) Annual Statements. As soon as practicable after the end of each Fiscal Year, and in any event within one hundred (100) days thereafter, duplicate copies of,

                (i) a consolidated and consolidating balance sheet of Seaboard and its consolidated Subsidiaries as at the end of such Fiscal Year, and

                (ii) a consolidated and consolidating statement of income, and consolidated statements of changes in shareholders' equity and cash flows of Seaboard and the Subsidiaries, for such Fiscal Year, setting forth in the case of each consolidated financial statement, in comparative form, the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                (A)   (I)     in the case of the consolidated
                financial statements of Seaboard and its consolidated subsidiaries, an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of Seaboard or a subsidiary thereof to continue as a going concern), state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                      (II)    in the case of such consolidating
                statements, a statement from such independent certified public accountants that such statements were prepared using the same work papers as were used in the preparation of such consolidated statements of Seaboard and its consolidated subsidiaries, and

                (B) a certification by a Senior Financial Officer of Seaboard that such consolidated and consolidating statements are complete and correct,

     provided that the delivery of Seaboard's Annual Report on Form 10-K for such Fiscal Year (together with Seaboard's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1.1(b) so long as such Annual Report contains or is accompanied by the opinions and other information otherwise specified in this Section 7.1.1(b);

          (c) SEC and Other Reports. Promptly upon their becoming available one copy of each financial statement, report, notice or proxy statement sent by Seaboard or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication, and each amendment thereto, in respect thereof filed by Seaboard or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

          (d) Notice of Default or Event of Default. Immediately, and in any event within three (3) days, upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the applicable Borrower is taking or proposes to take with respect thereto;

          (e) Notice of Claimed Default. Immediately, and in any event within three (3) days, upon becoming aware that any Lender or a holder of any Indebtedness or other Security of Seaboard, any other Borrower or any other Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default, a written notice specifying the notice given or action taken by such Lender or holder, as the case may be, and the nature of the claimed Default, Event of Default or default or event of default and what action Seaboard or the applicable Borrower is taking or proposes to take with respect thereto;

          (f)   ERISA.

                (i)   immediately upon becoming aware of the
          occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) or "prohibited transaction) (as such term is defined in section 406 of ERISA or section 4975 of the
          Code) in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Seaboard is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                (ii) prompt written notice of and, where applicable, a description of

                      (A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                      (B)     any distress termination notice
                delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereto,

                      (C)     the placement of any Multiemployer
                Plan in reorganization status under Title IV of ERISA,

                      (D)     any Multiemployer Plan becoming
                "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, and

                      (E)     the whole or partial withdrawal of
                Seaboard or any member of the Controlled Group from any Multiemployer Plan and the withdrawal liability incurred in connection therewith,

     provided that Seaboard shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of Seaboard and the Subsidiaries in respect of all such events is at such time less than two percent (2%) of Consolidated Shareholders' Equity determined at such time; and

          (g) Requested Information. With reasonable promptness, such other data and information as from time to time may be requested by any Lender or any Agent, including, without limitation,

                (i) a copy of each report submitted to Seaboard or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of Seaboard or any Subsidiary;

                (ii) copies of any statement, report or certificate furnished to any holder of indebtedness of Seaboard or any Subsidiary; and

                (iii) information requested to comply with 17 C.F.R. Sec. 230.144A, as amended, from time to time.

     SECTION 7.1.2.   Officers' Certificates.     Each set of financial
statements delivered to each Lender and the Syndication Agent pursuant to
Section 7.1.1(a) or Section 7.1.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of Seaboard, setting forth:

          (a) Covenant Compliance. The information (including detailed calculations) required in order to establish whether Seaboard was in compliance with the requirements of Section 7.2.3 and Section 7.2.4, and to calculate the Consolidated Net Debt Ratio for the period covered by the financial statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default. A statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of Seaboard and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the applicable Borrower shall have taken or proposes to take with respect thereto.

     SECTION 7.1.3.   Accountants' Certificates.       Each set of annual
financial statements delivered pursuant to Section 7.1.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

     SECTION 7.1.4. Inspection. Seaboard will permit the representatives of each Lender and the Agents to visit and inspect any of the Properties of Seaboard or any Subsidiary, to examine all their respect books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accounts (and by this provision Seaboard authorizes said accountants to discuss the finances and affairs of Seaboard and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Each Agent and each Lender hereby agree to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information obtained pursuant to this Section, and neither such Agent or such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with the other business now or hereafter existing or contemplated with Seaboard or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Agent or such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than Seaboard, provided that such source is not bound by a confidentiality agreement with Seaboard known to such Agent or such Lender; provided, however, that any Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Agent or such Lender is subject or in connection with an examination of such Agent or such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law, ordinance, governmental rule or regulation; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Agent's or such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee Lender, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Agents and Lenders hereunder; (H) as to any Agent or Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Seaboard or any Subsidiary is party or is deemed party with such Agent or Lender or such Affiliate; and (I) to its Affiliates.

     SECTION 7.1.5.   Payment of Taxes and Claims.

     Seaboard will, and will cause each Subsidiary to, pay before they come delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property, provided, that items of the foregoing description need not be paid so long as

                (i) such items are being actively contested in good faith and by appropriate proceedings,

                (ii) adequate book reserves have been established and maintained with respect thereto, and

                (iii) such items, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.6.   Maintenance of Properties; Corporate Existence; etc.

     Seaboard will, and will cause each Material Subsidiary to:

          (a) Property. Maintain its Property in a condition sufficient to permit its ordinary operation, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

          (b) Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

          (c) Financial Records. Keep accurate and complete books of records and accounts that permit the provision of accurate and complete financial statements in accordance with GAAP;

          (d) Corporate Existence and Rights. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

          (e) Compliance with Law. Not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect or, in the aggregate, a material adverse effect on the ability of Seaboard or any Subsidiary to conduct in the future the business it conducts at the time of such violation or failure to obtain.

     SECTION 7.1.7. ERISA Compliance. Seaboard will, and will cause each member of the Controlled Group to, at all times with respect to each Pension Plan, make timely payments of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto, and to comply with all other applicable provisions of ERISA. Seaboard will, and will cause each Subsidiary to, at all times with respect to each Foreign Pension Plan, maintained by any of them, comply with all laws of any Governmental Authority with jurisdiction over such Foreign Pension Plans.

     SECTION 7.2. Negative Covenants. Seaboard agrees with each Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, Seaboard will perform the obligations set forth in this Section 7.2.

     SECTION 7.2.1.   Merger; Acquisition.

          (a) Merger and Consolidation. Seaboard will not merge into or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to consolidate with or merge into it; provided that the foregoing restriction does not apply to the merger or consolidation of Seaboard with, or the sale, lease, transfer or other disposition by Seaboard of all or substantially all of its Property to, another corporation, if:

                (i) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the "Successor
          Corporation") is organized under the laws of the United States of America or any jurisdiction thereof;

                (ii) all of the obligations of Seaboard under this Agreement, the Notes, the Seaboard Guaranty and the other Loan Documents including the due and punctual performance and observance of all the covenants herein and therein contained, are expressly assumed by the Successor Corporation pursuant to such agreements and instruments with respect to such assumption as shall be approved by the Required Lenders, and Seaboard causes to be delivered to each Lender and the Documentation Agent an opinion of independent counsel satisfactory to the Required Lenders to the effect that such agreements and instruments are enforceable in accordance with their terms and the terms hereof;

                (iii) the Obligations rank at least pari passu with all other Indebtedness of the Successor Corporation (provided that this Section 7.2.1(a)(iii) shall not prohibit the existence of Indebtedness secured by Liens that do not violate
          Section 7.2.2 hereof); and

                (iv) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist under any provision hereof.

          (b) Acquisition of Stock. Seaboard will not acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately after the consummation of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof.

     SECTION 7.2.2.   Liens.

          (a) Negative Pledge. Seaboard will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                (i) Taxes, etc. Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not required by Section 7.1.5 hereof;

                (ii) Court Proceedings. Liens arising from judicial attachments and judgments, securing appeal bonds or supersedeas bonds, or arising in connection with pending court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and provided further that the aggregate amount so secured (minus the amount of insurance that is available to pay such amounts and over which no dispute regarding coverage has occurred or is threatened) will not at any time exceed six percent (6%) of Consolidated Shareholders' Equity;

                (iii) Ordinary Course Business Liens. Liens incurred or deposits made in the ordinary course of business

                      (A)     in connection with workers'
                compensation, unemployment insurance, social security and other like laws, and

                      (B)     to secure the performance of letters
                of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 7.2.2(a)(ii) hereof) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                (iv) Real Property Liens. Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with the use of such Property in the ordinary conduct of the business of Seaboard and the Subsidiaries;

                (v)   Existing Liens.

                      (A) Liens in existence on the date hereof and described on Item 7.2.2 of the Disclosure
                Schedule, and

                      (B)     Liens securing renewals, extensions
                (as to time) and refinancings of indebtedness secured by the Liens described on Schedule 7.2.2 hereto, provided that the amount of Indebtedness secured by each such Lien is not increased in excess of the amount of Indebtedness outstanding on the date of such renewal, extension or refinancing, and none of such Liens is extended to include any additional Property of Seaboard or any Subsidiary;

                (vi)  Intergroup Liens.  Liens on Property of a
          Subsidiary, provided that such Liens secure only obligations owing to Seaboard or a Wholly-Owned Subsidiary;

                (vii) Purchase Money Liens. Purchase Money Liens, provided that, after giving effect thereto and to any concurrent transactions, no Default or Event of Default would exist under any provision hereof; and

                (viii) Basket Liens. Liens ("Basket Liens") not otherwise permitted by clause (i) through (vii), inclusive, of this Section 7.2.2(a) provided that Seaboard will not at any time permit the sum, without duplication, of

                      (A)     the aggregate amount of Indebtedness
                ("Basket Secured Debt") secured by Basket Liens, plus

                      (B) Combined Subsidiary Funded Debt minus the aggregate amount of Existing Subsidiary Debt,

          determined in each case at such time, to exceed twenty percent (20%) of Consolidated Tangible Net Worth determined as of the end of the then most recently ended Fiscal Quarter.

     Nothing in this Section 7.2.2 shall be construed to permit the incurrence or existence of any Indebtedness not otherwise permitted by this Agreement.

          (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this Section 7.2.2, Seaboard will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Obligations will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Lenders, and Seaboard will cause to be delivered to the Documentation Agent and each Lender an opinion of independent counsel satisfactory to the Required Lenders to the effect that such agreements and instruments are enforceable in accordance with their terms, subject to applicable bankruptcy laws and equitable remedies, and in any such case the Obligations shall have the benefit, to the full extent that, and with such priority as, the Lenders may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Obligations. Such violation of this
     Section 7.2.2 will constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.2.2(b).

          (c) Financing Statements. Seaboard will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names Seaboard or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that Seaboard or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the provisions of Section 7.2.2 or to evidence for informational purposes a lessor's interest in Property leased to Seaboard or any such Subsidiary.

     SECTION 7.2.3. Consolidated Tangible Net Worth. Seaboard will not at any time permit Consolidated Tangible Net Worth to be less than Two Hundred Fifty Million Dollars ($250,000,000).

     SECTION 7.2.4. Funded Debt. Seaboard will not at any time permit Consolidated Funded Debt to be greater than ninety percent (90%) of Consolidated Shareholders' Equity, determined in each case at such time.

     SECTION 7.2.5. Transfer of Property. Seaboard will not, and will not permit any Subsidiary, to sell, lease as lessor, transfer or otherwise dispose of Property (including, without limitation, Subsidiary Stock) (each such transaction a "Transfer") provided that the foregoing restriction does not apply to a Transfer of Property if:

          (a) Ordinary Course Transfers. Such Property constitutes inventory held for sale, or obsolete equipment, fixtures and supplies, and in each case is Transferred in the ordinary course of business (an "Ordinary Course Transfer");

          (b) Basket Transfers. Such Property is Transferred (the date of the Transfer of such Property referred to as the "Property Disposition Date") to a Person other than an Affiliate of Seaboard, such Transfer is not an Ordinary Course Transfer, an Intergroup Transfer, a Merger Transfer, a Reinvested Transfer or a Lender Approved Transfer (such transfers collectively referred to as "Excluded Transfers"), and all of the following conditions shall have been satisfied with respect thereto,

                (i)   the sum of

                      (A)     the Disposition Value of such
                Property, plus

                      (B)     the Disposition Value of all other
                Property Transferred by Seaboard and the Subsidiaries during the three hundred sixty-five (365) day period ending on and including such Property Disposition Date (excluding therefrom Excluded Transfers occurring during such period), does not exceed twenty percent (20%) of Consolidated Total Assets determined as of the end of the then most recently ended Fiscal Quarter,

                (ii)  the sum of

                      (A)     the Disposition Value of such
                Property, plus

                      (B)     the Disposition Value of all other
                Property Transferred by Seaboard and the Subsidiaries during the period beginning on June 1, 1995 and ending on such Property Disposition Date, inclusive (excluding therefrom Excluded Transfers occurring during such period), does not exceed thirty percent (30%) of Consolidated Total Assets determined as of the end of the then most recently ended Fiscal Quarter.

                (iii) in the good faith opinion of the board of directors of Seaboard, the Transfer is for Fair Market Value and is in the best interests of Seaboard, and

                (iv) immediately before and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof;

          (c)   Intergroup Transfers.  Such Transfer is from a
     Subsidiary to Seaboard or a Wholly-Owned Subsidiary (an "Intergroup Transfer");

          (d) Merger-Related Transfers. Such Transfer meets the requirements of Section 7.2.1 hereof (a "Merger Transfer");

          (e) Reinvested Transfers. Such Transfer shall satisfy each of the following conditions (upon the satisfaction of all of the conditions set forth in this Section 7.2.5(e) such Transfer shall be a "Reinvested Transfer" and such Transfer shall be deemed to have occurred on the date of the satisfaction of all of such conditions),

                (i) Seaboard will deliver a written notice to each Lender contemporaneously with the consummation of the Transfer in which Seaboard will

                      (A)     identify such Property;

                      (B)     state the nature and terms of the
                transaction and the nature and use of the proceeds of the transaction, and

                      (C)     state that, within three hundred and
                sixty-five (365) days following the consummation of such Transfer, the entire proceeds of such Transfer, net of reasonable and ordinary transaction costs and expenses incurred in connection with such Transfer, shall be applied to the acquisition by Seaboard or any Subsidiary of tangible property (or a group of related items of Property the substantial portion of which is tangible) properly classifiable under GAAP as long-term to be used in the ordinary course of business of Seaboard and the Subsidiaries, and

                (ii) the proceeds of such Transfer shall have been applied as described in such writing;

          (f) Lender Approved Transfers. Such Transfer shall satisfy each of the following conditions (upon the satisfaction of all of the conditions set forth in this Section 7.2.5(f) such Transfer shall be a "Lender Approved Transfer" and such Transfer shall be deemed to have occurred on the date of the satisfaction of all of such conditions),

                (i) Seaboard will deliver a written notice to each Lender not more than sixty (60) days or less than thirty (30) days prior to the consummation of such Transfer in which Seaboard will

                      (A)     identify such Property, and

                      (B)     state the nature and terms of the
                transaction (including, without limitation, a description of the consideration payable by the purchaser) and the nature and use of the proceeds of the transaction,

                (ii) provide pro forma financial statements covering at least the then succeeding two (2) Fiscal Years giving effect to such Transfer, the use of the proceeds thereof and any contemporaneous transactions,

                (iii) immediately before and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof other than under Section 7.2.5(b) hereof,

                (iv) in the good faith opinion of the board of directors of Seaboard, the Transfer is for Fair Market Value and is in the best interests of Seaboard,

                (v)   the Transfer will not be likely, in the
          reasonable judgment of the Required Lenders, to have a Material Adverse Effect at the time of the consummation thereof or at any time thereafter, and

                (vi) the Required Lenders shall have consented in writing to such Transfer (including, without limitation, the consideration therefor), prior to the consummation thereof, which consent shall not be unreasonably withheld.

     SECTION 7.2.6.   Subsidiary Debt.

          (a) Subsidiary Debt. Seaboard will not permit any Subsidiary to create, assume, incur, or otherwise become obligated with respect to any Funded Debt, except:

                (i) Funded Debt outstanding on the date hereof and described on Item 7.2.6 of the Disclosure Schedule (the
          "Existing  Subsidiary Debt"); and

                (ii) Funded Debt (including, without limitation, extensions, renewals and refundings of Existing Subsidiary
          Debt), if immediately after giving effect to such transaction, the sum (without duplication) of

                      (A)     the aggregate amount of Basket Secured
                Debt, plus

                      (B) Combined Subsidiary Funded Debt minus the aggregate amount of Existing Subsidiary Debt,

          determined at such time does not exceed twenty percent (20%) of Consolidated Tangible Net Worth determined as of the end of the then most recently ended Fiscal Quarter.

          (b)   New Subsidiaries.  Each Person which becomes a
     Subsidiary after the date hereof will be deemed to have incurred all Indebtedness of such Person on the date such Person becomes a Subsidiary.

          (c) Disposition of Subsidiary Indebtedness. Each Subsidiary any of whose outstanding Indebtedness is at any time sold, transferred or otherwise disposed of by Seaboard or another Subsidiary shall be deemed to have incurred such Indebtedness, and all Liens securing such Indebtedness (if any), at the time of such sale, transfer or other disposition.

     SECTION 7.2.7. ERISA Prohibited Actions. Seaboard will not, and will not permit any member of the Controlled Group to:

                (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the
          Code) or "reportable event" (as such term is defined in
          section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                (iii) terminate any Pension Plan in a manner that could result in the imposition of a Lien on the Property of Seaboard or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

                (iv)  fail to make any payment required by section
          515 of ERISA; or

                (v) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability resulting from the termination of any Multiemployer Plan;

     if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time exceed, in the aggregate, more than three percent (3%) of Consolidated Shareholders' Equity at such time.

     SECTION 7.2.8.   Line of Business.

     Seaboard will at all time cause,

          (a) the amount of revenues of Seaboard and the Subsidiaries derived from Permitted Lines of Business to be at least sixty-six and two-thirds percent (66-2/3%) of the amount of all revenues of Seaboard and the Subsidiaries, determined in each case for the then most recently ended period of thirteen (13) Fiscal Periods on a consolidated basis, or

          (b) the net book value of assets of Seaboard and the Subsidiaries used in Permitted Lines of Business to be at least sixty-six and two-thirds percent (66-2/3%) of the amount of the net book value of all assets of Seaboard and the Subsidiaries, in each case determined as of the end of the then most recently ended Fiscal Period on a consolidated basis.

     SECTION 7.2.9.   Transactions with Affiliates.

     Seaboard will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Seaboard's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Seaboard or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 7.2.10. Guaranties. Neither Seaboard nor any Subsidiary will become liable for, or permit any of its Property to become subject to, any Guaranty (except for the Seaboard Guaranty), unless:

          (a) the maximum dollar amount of the obligation being guaranteed is readily ascertainable by the terms of such obligation, or the agreement or instrument evidencing such Guaranty specifically limits the dollar amount of the maximum exposure of the guarantor thereunder; and

          (b) after giving effect thereto and to any concurrent transactions, no Default or Event of Default exists or would exist under any provision hereof.

                           ARTICLE VIII

                        EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. Any Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or Seaboard shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower to the Syndication Agent, or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Seaboard shall default in the due performance and observance of any of its obligations under Subsections 7.1.1(d) and (e), Sections 7.2.3 through 7.2.6, inclusive, and Section 7.2.10.

     SECTION 8.1.4.   Non-Performance of Other Covenants and Obligations.
Any Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Seaboard by the Documentation Agent or any Lender.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of Seaboard or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6. Judgments. A final, non-appealable, judgment or final, non-appealable, judgments for the payment of money aggregating in excess of Fifty Thousand Dollars ($50,000) is or are outstanding against one or more of Seaboard and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed.

     SECTION 8.1.7. Bankruptcy, Insolvency, etc. Seaboard or any of its Material Subsidiaries shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Seaboard or any of its Material Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Seaboard or any of its Material Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Seaboard and each Material Subsidiary hereby expressly authorizes the Documentation Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Seaboard or any of its Material Subsidiaries and, if any such case or proceeding is not commenced by Seaboard or such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by Seaboard or such Material Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Seaboard and each Material Subsidiary hereby expressly authorizes the Documentation Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.7 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.7) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Documentation Agent, upon the direction of the Required Lenders, shall by notice to Seaboard declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                            ARTICLE IX

                            THE AGENTS

     SECTION 9.1. Actions. Each Lender hereby appoints each of Scotiabank and Chase as its Co-Managing Agent, Chase as its Syndication Agent, and Scotiabank as its Documentation Agent under and for purposes of this Agreement, the Notes, the Seaboard Guaranty and each other Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under this Agreement, the Notes, the Seaboard Guaranty and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes, the Seaboard Guaranty and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from any Agent's gross negligence or wilful misconduct. Each Agent shall not be required to take any action hereunder, under the Notes, the Seaboard Guaranty or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes, the Seaboard Guaranty or any other Loan Document, unless it is indemnified hereunder to its satisfaction.
If any indemnity in favor of any Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Syndication Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing of other than Base Rate Loans that are to be made on the same date requested by a Borrower that such Lender will not make available the amount which would constitute its Percentage of such Borrowing in the case of Short Term Revolving Loans, or the amount of its Short Term Competitive Bid Loan Offer that has been accepted by a Borrower pursuant to clause (e)(ii) of Section 2.6, in the case of Short Term Competitive Bid Loans, in each case on the date specified therefor, the Syndication Agent may assume that such Lender has made such amount available to the Syndication Agent and, in reliance upon such assumption, make available to such Borrower a corresponding amount. In the case of a Borrowing of Base Rate Loans that are to be made on the same date requested by a Borrower, the Syndication Agent may assume that each Lender will make available to the Syndication Agent the amount which would constitute its Percentage of such Borrowing in the case of Short Term Revolving Loans, or the amount of its Short Term Competitive Bid Loan Offer that has been accepted by such Borrower pursuant to clause (e)(ii) of Section 2.6, in the case of Short Term
Competitive Bid Loans, and, in reliance upon such assumption, make available to such Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Syndication Agent, such Lender and the applicable Borrower severally agree to repay the Syndication Agent forthwith on demand, without duplication, such corresponding amount together with interest thereon, for each day from the date the Syndication
Agent made such amount available to such Borrower to the date such amount is repaid to the Syndication Agent, in the case of such Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing, and in the case of such Lender, for the period from the date such funds were advanced to such Borrower to (and including) three days thereafter, at the rate customarily charged for inter-bank loans in the U.S., and following such third day, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. Each Agent and all of such Agent's directors, officers, employees and agents shall not be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for such Agent's own wilful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. Each Agent may resign as such at any time upon at least 30 days' prior notice to Seaboard and all Lenders. If any Agent at any time shall resign, Seaboard may appoint another Lender as a successor Agent which shall thereupon become such Agent hereunder. If no successor Agent shall have been so appointed by Seaboard, and shall have accepted such appointment, within 15 days after such retiring Agent's giving notice of such resignation, then the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become such Agent hereunder. If no successor Agent shall have been so appointed by Seaboard or by the Required Lenders, and shall have accepted such appointment, within 30 days after such retiring Agent's giving notice of resignation, then such retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from such retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

          (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement; and

          (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Credit Extensions by an Agent. Each Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its respective Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Seaboard or any Subsidiary or Affiliate of Seaboard as if such Agent were not an Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Co-Managing Agent, the Syndication Agent, the Documentation Agent, and each other Lender, and based on such Lender's review of the financial information of Seaboard, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Documentation Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by any Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from any Borrower for distribution to the Lenders by such Agent in accordance with the terms of this Agreement.

                            ARTICLE X

                     MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

          (a)   modify any requirement hereunder or under any other
     Loan Document that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, or extend the Short Term Revolving Loan Commitment Termination Date shall be made without the consent of each Lender and each Lender of a Note;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender of that Note evidencing such Loan;

          (d) affect adversely the interests, rights or obligations of an Agent qua such Agent, shall be made unless consented to by such Agent; or

          (e) release Seaboard from any of its duties and obligations pursuant to the Seaboard Guaranty shall be made without the consent of each Lender.

No failure or delay on the part of any Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.
No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 10.3. Payment of Costs and Expenses. Seaboard agrees to pay on demand all reasonable expenses of the Agents (including the fees and out-of-pocket expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

          (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

Seaboard further agrees to pay, and to save each Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder, or the issuance of the Notes or any other Loan Documents. Seaboard also agrees to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Documentation Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, Seaboard hereby indemnifies, exonerates and holds each Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension);

          (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by Seaboard or any of its Subsidiaries of any Hazardous Material; or

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by Seaboard or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, Seaboard or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Seaboard and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Agent or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, Seaboard's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of Seaboard with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Seaboard hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of Seaboard and each other Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by each Borrower and each Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes, the Seaboard Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) the Borrowers may not assign or transfer their rights or obligations hereunder without the prior written consent of the Syndication Agent and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans and Notes; Participation in Loans and Notes. Each Lender may assign, or sell participation in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments.  Any Lender,

          (a) with the written consents of Seaboard and the Syndication Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of Seaboard, shall be deemed to have been given in the absence of a written notice delivered by Seaboard to the Syndication Agent, on or before the fifth Business Day after receipt by Seaboard of such Lender's request for consent, stating, in reasonable detail, the reasons why Seaboard proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

          (b) with notice to Seaboard and the Syndication Agent, but without the consent of Seaboard or the Syndication Agent, may assign and delegate to any of its Affiliates or to any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $5,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section 4.6; further provided, however, that if any Agent assigns and delegates all of such Agent's total Loans and Commitments, such Agent shall resign as Agent pursuant to Section 9.4; and still further, provided, however, that, Seaboard and the Syndication Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (x) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to Seaboard and the Syndication Agent by such Lender and such Assignee Lender;

          (y) such Assignee Lender shall have executed and delivered to Seaboard and the Syndication Agent a Lender Assignment Agreement, accepted by the Syndication Agent; and

          (z) the processing fees described below shall have been paid.

From and after the date that the Syndication Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and
(y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Syndication Agent has received an executed Lender Assignment Agreement, the applicable Borrower shall execute and deliver to the Syndication Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to such Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Syndication Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR
Sec. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     SECTION 10.11.2. Participation. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder, subject to applicable state and federal securities laws; provided, however, that

          (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

          (c) Seaboard and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

          (e)   no Borrower shall be required to pay any amount under
     Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EACH AGENT, THE LENDERS OR ANY BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF EACH BORROWER, EACH LENDER, AND EACH AGENT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR
THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON SUCH BORROWER'S BEHALF AND ON BEHALF OF SUCH BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE
ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF EACH BORROWER, EACH LENDER, AND EACH AGENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS
OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.14.   Waiver of Jury Trial.  EACH AGENT, THE LENDERS AND
EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, THE LENDERS OR SUCH BORROWER. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION 10.15.   Designated Borrowers.

     (a) Addition of a Designated Borrower. Seaboard may at any time designate any Material Subsidiary (an "Applicant Borrower") as a Designated Borrower hereunder by delivering to the Syndication Agent (which shall promptly deliver counterparts thereof to each other Agent and to each Lender) a Designated Borrower Certificate executed by the Applicant Borrower and Seaboard together with such supporting resolutions, incumbency certificates and opinions of counsel as the Syndication Agent may reasonably request. Any such addition of a Designated Borrower shall be effective ten Business Days after the delivery of such Designated Borrower Certificate to the Syndication Agent.
Such Applicant Borrower shall thereupon become a party hereto and a Designated Borrower hereunder and shall be (i) entitled to all rights and benefits of a Borrower hereunder and under each instrument executed pursuant hereto and (ii) subject to all obligations of a Borrower hereunder and thereunder.

     (b) Removal of a Borrower. Seaboard may at any time request that any Borrower hereunder cease to be a Borrower by delivering to the Syndication Agent (which shall promptly deliver counterparts thereof to each other Agent and to each Lender) a written notice to such effect. Such Borrower shall cease to be a Borrower hereunder on the later to occur of (i) the date the Syndication Agent receives such request, and (ii) the date such Borrower has paid all of its Loans and all accrued and unpaid interest, fees or other Obligations of such Borrower hereunder. Nothing in this Section 10.15(b) shall restrict Seaboard from thereafter designating such a Borrower as a Designated Borrower pursuant to the terms of Section 10.15(a).

     SECTION 10.16. Judgment Currency. Each Borrower, each Agent, and each Lender hereby agree that if, in the event that a judgment is given in relation to any sum due to any Agent or any Lender hereunder, such judgment is given in a currency (the "Judgment Currency") other than Dollars (the "Original Currency"), such Borrower agrees to indemnify such Agent or such Lender, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Syndication Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Syndication Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             SEABOARD CORPORATION



                             By:________________________________
                                Name:
                               Title:

                             Address:  9000 West 67th Street
                                       P.O. Box 2972
                                       Shawnee Mission, KS 66201

                             Telecopy No.:  913/676-8976

                             Telephone No.:  913/676-8833

                             Attention:  Robert Steer
                              H & O SHIPPING LTD.



                             By:________________________________
                                Name:
                               Title:

                             Address:  9000 West 67th Street
                                       P.O. Box 2972
                                       Shawnee Mission, KS  66201

                             Telecopy No.:  913/676-8976

                             Telephone No.:  913/676-8833

                             Attention:  Robert Steer
                              SEABOARD MARINE LTD.



                             By:________________________________
                                Name:
                               Title:

                             Address:  9000 West 67th Street
                                       P.O. Box 2972
                                       Shawnee Mission, KS  66201

                             Telecopy No.:  913/676-8976

                             Telephone No.:  913/676-8833

                             Attention:  Robert Steer

        Percentage
                             THE BANK OF NOVA SCOTIA,
         13.2%                 as Co-Managing Agent, as the
                               Documentation Agent and as a       Lender


                             By:________________________________
                                Name:
                               Title:

                             Notice Address:

                               600 Peachtree Street
                               Atlanta, Georgia  30383

                             For Credit Issues:

                               Pearl Jackson
                               600 Peachtree Street
                               Atlanta, Georgia  30383
                               Telecopy No.: 404/888-8998
                               Telephone No.: 404/877-1539

                               Lisa Garling
                               181 West Madison Street
                               Chicago, Illinois  60602
                               Telecopy No.:  312/201-4108
                               Telephone No.:  312/201-4135

                             For Operations Issues:

                               Gibson Lowrey
                               600 Peachtree Street
                               Atlanta, Georgia  30383
                               Telecopy No.: 404/888-8998
                               Telephone No.: 404/877-1540

                             Payment Instructions:

                               Fed Funds to Bank of Nova Scotia
                               New York
                               ABA # 026002532
                               Account Number: 0606634
                               Reference:      Seaboard

                             LIBOR
                             Office:  Same as above
     Percentage
                             THE CHASE MANHATTAN BANK, N.A.,
         13.2%                 as Co-Managing Agent, as the
                               Syndication Agent and as a Lender



                             By:________________________________
                                Name:
                               Title:

                             Notice Address:

                               Andrea Grullon
                               4 Chase Metrotech Center,
                               13th Floor,
                               Brooklyn, New York  11245
                               Telecopy No.:  718/242-6909
                               Telephone No.:  718/242-7962

                             Payment Instructions:

                               Fed Funds to
                               The Chase Manhattan Bank, N.A., New York
                               ABA No. 021000021
                               Credit to Account # 900-9-000002

         Percentage
                             THE DAI-ICHI KANGYO BANK, LTD., as a Lender
         11.2%

                             By:________________________________
                               Name:
                              Title:

                             Notice Address:

                              Corporate Finance Department
                              One World Trade Center
                              Suite 4911
                              New York, New York  10048

                             For Credit Issues:

                              Bertram H. Tang
                              One World Trade Center
                             Suite 4911
                              New York, New York  10048
                              Telecopy No.:  212/912-1879
                              Telephone No.:  212/432-8839

                             For Operations Issues:

                              Tina Brucculari
                              One World Trade Center
                             Suite 4911
                              New York, New York  10042
                              Telecopy No.:  212/912-1879
                              Telephone No.:  212/432-6643

                             Payment Instructions:

                              Fed Fund to Dai-Ichi Kangyo Bank
                              Fedwire ABA No. 026004307
                              Attn: Loan Admin. Asst. General Manager
                             Re: Seaboard

                             LIBOR
                             Office:  Same as above
       Percentage
                             THE SANWA BANK, LIMITED, CHICAGO BRANCH,
                               as a Lender
         7.2%

                             By:________________________________
                                Name:
                               Title:

                             Notice Address:


                             For Credit Issues:

                              Kenneth C. Eichwald
                              10 S. Wacker Drive
                              Chicago, Illinois  60606
                              Telecopy No.:  312/346-6677
                              Telephone No.:  312/368-3006


                             For Operations Issues:

                              Dina Tucci-Albro
                              10 S. Wacker Drive
                              Chicago, Illinois  60606
                              Telecopy No.:  312/346-6677
                              Telephone No.:  312/368-3049


                             Payment Instructions:

                              Fed Fund to The Sanwa Bank, Ltd., Chicago Branch ABA No. 071001805
                              Attn: Loan Admin.
                              Reference: Seaboard


                             LIBOR
                             Office:  Same as above
       Percentage
                             SUNTRUST BANK, ATLANTA, as a Lender
         9.6%

                             By:________________________________
                                Name:
                                Title:

                             By:________________________________
                                Name:
                                Title:

                             Notice Address:

                              25 Park Place, 25th Floor
                              Atlanta, Georgia  30303     or

                              P.O. Box 4418, MC 176
                              Atlanta, Georgia 30302

                             For Credit Issues:

                              Gregory L. Cannon
                              25 Park Place, 25th Floor
                              Atlanta, Georgia  30303
                              Telecopy No.:  404/230-5305
                              Telephone No.:  404/827-6887


                             For Operations Issues:

                              Kate Stevenson
                              25 Park Place, 25th Floor
                              Atlanta, Georgia  30303
                              Telecopy No.:  404/230-5305
                              Telephone No.:  404/827-4237

                             Payment Instructions:

                              Fed Funds to SunTrust Bank, Atlanta
                              ABA No. 061000104
                              Beneficiary: Wire Clearing Account
                                 No. 970100000000013
                              Ref: Seaboard Corporation

                             LIBOR
                             Office:  Same as above
     Percentage
                             NATIONSBANK OF TEXAS, N.A., as a Lender
         9.6%

                             By:  ____________________________
                                  Name:
                                 Title:

                             Notice Address:

                              901 Main Street
                              Dallas, TX  75202

                             For Credit Issues:

                              Perry Stephenson
                              901 Main Street
                              Dallas, TX  75202
                              Telecopy No.:  214/508-0980
                              Telephone No.:  214/508-0913

                             For Operations Issues:

                              Stacey Smith
                              901 Main Street
                              Dallas, TX  75202
                              Telecopy No.:  214/508-0944
                              Telephone No.:  214/508-1864

                             Payment Instructions:

                              Fed Funds to NationsBank of Texas,   N.A.
                              ABA No. 111000025
                              Corporate Loans Account No. 1292000883
                              Ref: Seaboard Corp
                              Attn: Stacey Smith

                              LIBOR
                              Office:  Same as above
Percentage
                             THE BANK OF NEW YORK, as a Lender
  7.2%

                             By:___________________________
                                Name:
                               Title:

                             Notice Address:

                              One Wall Street, 19th Flr.
                              New York, N.Y.  10286

                             Administrator Contact:

                              Pilar Kinzie
                              One Wall Street, 19th Flr.
                              New York, N.Y.  10286
                              Telecopy No.:  212/635-7923 or 7924
                              Telephone No.:  212/635-7607

                            Payment Instructions:

                              Fed Funds to The Bank of New York
                              ABA No. 0210-00018
                              Commercial Loan Dept.
                              GLA #111556
                              Ref: Seaboard Corp.


                             LIBOR
                             Office:  Same as above
Percentage
                             BOATMEN'S FIRST NATIONAL BANK OF
  9.6%                       KANSAS CITY, as a Lender


                             By:  ____________________________
                                  Name:
                                 Title:

                             Notice Address:

                              Ellen Isch
                              10th & Baltimore
                              Kansas City, MO  64105


                             For Credit Issues:

                              Ellen Isch
                              10th & Baltimore
                              Kansas City, MO  64105
                              Telecopy No.:  816/691-7426
                              Telephone No.:  816/691-7748


                             For Operations Issues:

                              Julia Gann
                              10th & Baltimore
                              Kansas City, MO  64105
                              Telecopy No.:  816/691-7426
                              Telephone No.:  816/691-7740

                            Payment Instructions:

                              Fed Funds to
                              Boatmen's First National Bank of Kansas City
                              ABA No. 101000035
                              Attn: Commercial Loan Dept.
                              Ref: Seaboard Corporation


                             LIBOR
                             Office:  Same as above
    Percentage
                             UMB BANK, N.A., as a Lender
         4.0%

                             By:_____________________________
                                Name:
                               Title:

                             Notice Address:

                              1010 Grand Blvd.
                              Kansas City, MO  64106
                              Attn: Discount Department


                             For Credit Issues:

                              David A. Proffitt
                              1010 Grand Blvd.
                              Kansas City, MO  64106
                              Telecopy No.:  816/860-7143
                              Telephone No.:  816/860-7935


                             For Operations Issues:

                              Bev Puglisi
                              1010 Grand Blvd.
                              Kansas City, MO  64106
                              Telecopy No.:  816/860-3772
                              Telephone No.:  816/860-3677

                              Payment Instructions:

                              Fed Funds to UMB Bank, N.A.
                              ABA No. 101000695
                              Commercial Discount/0010600226500
                              Re: Seaboard

                             LIBOR
                             Office:  Same as above
      Percentage

         4.0%                CAISSE NATIONALE DE CREDIT AGRICOLE,
                              as a Lender

                             By:  _____________________________
                                  Name:
                                 Title:


                             Notice Address:

                              Laura Schmuck
                              55 E. Monroe Street
                              Suite 4700
                              Chicago, IL  60603
                              Telecopy No.:  312/372-4421
                              Telephone No.:  312/917-7428

                             For Credit Issues:

                              Brad Peterson
                              55 E. Monroe Street
                              Suite 4700
                              Chicago, IL  60603
                              Telecopy No.:  312/372-3455
                              Telephone No.:  312/917-7568


                             For Operations Issues:

                              Laura Schmuck
                              55 E. Monroe Street
                              Suite 4700
                              Chicago, IL  60603
                              Telecopy No.:  312/372-4421
                              Telephone No.:  312/917-7428


                            Payment Instructions:

                              Fed Funds to Morgan Guaranty Trust Co.
                                New York
                              ABA No. 021000238
                              A/C 630 00 205
                              A/C Name: CNCA: Chicago Branch
                              Ref: Seaboard Corp.


                             LIBOR
                             Office:  Same as above
      Percentage            COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                            B.A., "RABOBANK NEDERLAND" NEW YORK BRANCH,
                              as a Lender
         11.2%

                             By:  ____________________________
                                  Name:
                                 Title:

                             By:  ____________________________
                                  Name:
                                  Title:


                             Notice Address:

                              Brenda Lyew
                              245 Park Avenue
                              New York, NY  10167

                             For Credit Matters:
                              Gordon E. Arnold
                              Telecopy No.:   214/419-6315
                              Telephone No.:  214/419-6320


                             For Operations Issues:

                              Brenda Lyew
                              245 Park Avenue
                              New York, NY  10167
                              Telecopy No.:  212/916-7930
                              Telephone No.:  212/916-7928


                             Payment Instructions:

                              Fed Funds (or CHIPS if coming from NY)
                             to Bank of New York
                              ABA No. 021 000 018
                              Account Name:  Rabobank Nederland
                              Account No. :  802-6002-533
                              Attn: Corporate Services
                              Ref: Seaboard Corp.


                             LIBOR
                             Office:  Same as above
                                                        SCHEDULE I

DISCLOSURE SCHEDULE



ITEM 6.2(a)  Financial Statements.

[Financial Statements for year ended 12/31/94 and quarter ended 06/30/95]

ITEM 6.2(b)  Indebtedness.

   Obligor          Holder    Outstanding Amount

   Current Portion            Collateral (if any)


ITEM 6.3  Subsidiaries and Affiliates.

   Subsidiary       Jurisdiction              % Owned

   Affiliate        Nature of Affiliation


ITEM 6.10  Restrictions.


ITEM 6.12  Foreign Pension Plans.


ITEM 7.2.2  Existing Liens.

ITEM 7.2.6  Existing Subsidiary Debt.

                        TABLE OF CONTENTS
Section                                                      Page
||
                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

 1.1.     Defined Terms. . . . . . . . . . . . . . . . . . . .  1
 1.2.     Use of Defined Terms . . . . . . . . . . . . . . . . 26
 1.3.     Cross-References . . . . . . . . . . . . . . . . . . 26
 1.4.     Accounting and Financial Determinations. . . . . . . 27

                            ARTICLE II

           COMMITMENTS, BORROWING PROCEDURES AND NOTES

 2.1.     Commitments. . . . . . . . . . . . . . . . . . . . . 27
          2.1.1.  Short Term Revolving Loan Commitment . . . . 27
          2.1.2.  Short Term Swing Line Loan Commitment. . . . 27
          2.1.3.  Lenders Not Permitted or Required to Make
                  Short Term Revolving Loans or Short Term
                  Swing Line Loans . . . . . . . . . . . . . . 28
 2.2.     Reduction of Commitments . . . . . . . . . . . . . . 28
 2.3.     Short Term Revolving Loan and Short Term Swing Line
          Loan Borrowing Procedure and Funding Maintenance . . 28
 2.4.     Continuation and Conversion Elections. . . . . . . . 30
 2.5.     Funding. . . . . . . . . . . . . . . . . . . . . . . 30
 2.6.     Short Term Competitive Bid Loans . . . . . . . . . . 31
 2.7.     Notes. . . . . . . . . . . . . . . . . . . . . . . . 37
 2.8.     Extension of Stated Maturity Date and Maturity of Loans 38
          2.8.1.  Request for Extension of Stated Maturity Date
                  and Maturity of Loans. . . . . . . . . . . . 38
          2.8.2.  Consent to Extension of Stated Maturity Date
                  and Maturity of Loans. . . . . . . . . . . . 38

                           ARTICLE III

            REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

 3.1.     Repayments and Prepayments . . . . . . . . . . . . . 40
 3.2.     Interest Provisions. . . . . . . . . . . . . . . . . 41
          3.2.1.  Rates. . . . . . . . . . . . . . . . . . . . 41
          3.2.2.  Post-Maturity Rates. . . . . . . . . . . . . 42
          3.2.3.  Payment Dates. . . . . . . . . . . . . . . . 42
          3.2.4.  Interest Rate Determination. . . . . . . . . 43
 3.3.     Fees . . . . . . . . . . . . . . . . . . . . . . . . 43
          3.3.1.  Facility Fee . . . . . . . . . . . . . . . . 43
          3.3.2.  Co-Managing Agents' Fees . . . . . . . . . . 43

                            ARTICLE IV

              CERTAIN LIBO RATE AND OTHER PROVISIONS

 4.1.     LIBO Rate Lending Unlawful . . . . . . . . . . . . . 43
 4.2.     Deposits Unavailable . . . . . . . . . . . . . . . . 44
 4.3.     Increased LIBO Rate Loan Costs, etc. . . . . . . . . 44
 4.4.     Funding Losses . . . . . . . . . . . . . . . . . . . 45
 4.5.     Increased Capital Costs. . . . . . . . . . . . . . . 45
 4.6.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . 46
 4.7.     Payments, Computations, etc. . . . . . . . . . . . . 47
 4.8.     Sharing of Payments. . . . . . . . . . . . . . . . . 47
 4.9.     Setoff . . . . . . . . . . . . . . . . . . . . . . . 48
 4.10.    Use of Proceeds. . . . . . . . . . . . . . . . . . . 49

                            ARTICLE V

                    CONDITIONS TO RESTATEMENT

 5.1.     Restated Agreement Effective Date. . . . . . . . . . 49
          5.1.1.  Resolutions, etc.. . . . . . . . . . . . . . 49
          5.1.2.  Delivery of Notes. . . . . . . . . . . . . . 50
          5.1.3.  Opinion of Counsel . . . . . . . . . . . . . 50
          5.1.4.  Closing Fees, Expenses, etc. . . . . . . . . 50
          5.1.5.  No Material Adverse Change . . . . . . . . . 50
          5.1.6.  Closing Certificate. . . . . . . . . . . . . 50
          5.1.7.  Seaboard Guaranty. . . . . . . . . . . . . . 51
 5.2.     All Credit Extensions. . . . . . . . . . . . . . . . 51

          5.2.1.  Compliance with Warranties, No Default, etc. 51
          5.2.2.  Credit Extension Request . . . . . . . . . . 52
          5.2.3.  Satisfactory Legal Form. . . . . . . . . . . 52

                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

 6.1.     Nature of Business . . . . . . . . . . . . . . . . . 53
 6.2.     Financial Statements; Indebtedness; Material Adverse
          Change . . . . . . . . . . . . . . . . . . . . . . . 53
 6.3.     Subsidiaries and Affiliates. . . . . . . . . . . . . 54
 6.4.     Title to Properties. . . . . . . . . . . . . . . . . 54
 6.5.     Taxes. . . . . . . . . . . . . . . . . . . . . . . . 54
 6.6.     Pending Litigation . . . . . . . . . . . . . . . . . 55
 6.7.     Full Disclosure. . . . . . . . . . . . . . . . . . . 56
 6.8.     Corporate Organization and Authority . . . . . . . . 56
 6.9.     Charter Instruments, Other Agreements. . . . . . . . 57
 6.10.    Restrictions on Seaboard and Subsidiaries. . . . . . 57
 6.11.    Compliance with Law. . . . . . . . . . . . . . . . . 57
 6.12.    ERISA. . . . . . . . . . . . . . . . . . . . . . . . 57
 6.13.    Environmental Compliance . . . . . . . . . . . . . . 58
 6.14.    Due Authorization, Non-conflict; Obligations are
          Enforceable. . . . . . . . . . . . . . . . . . . . . 59
 6.15.    Governmental Consent . . . . . . . . . . . . . . . . 60
 6.16.    No Defaults under Notes. . . . . . . . . . . . . . . 60
 6.17.    Use of Proceeds of Notes . . . . . . . . . . . . . . 61
 SECTION 6.18.    Borrower Subsidiaries. . . . . . . . . . . . 61

                           ARTICLE VII

                            COVENANTS
 7.1.     Affirmative Covenants. . . . . . . . . . . . . . . . 62
          7.1.1.  Financial and Business Information . . . . . 62
          7.1.2.  Officers' Certificates . . . . . . . . . . . 66
          7.1.3.  Accountants' Certificates. . . . . . . . . . 67
          7.1.4.  Inspection . . . . . . . . . . . . . . . . . 67
          7.1.5.  Payment of Taxes and Claims. . . . . . . . . 68
          7.1.6.  Maintenance of Properties; Corporate
                  Existence; etc.. . . . . . . . . . . . . . . 68
          7.1.7.  ERISA Compliance . . . . . . . . . . . . . . 69
          7.2.    Negative Covenants . . . . . . . . . . . . . 69
          7.2.1.  Merger; Acquisition. . . . . . . . . . . . . 69
          7.2.2.  Liens. . . . . . . . . . . . . . . . . . . . 71
          7.2.3.  Consolidated Tangible Net Worth. . . . . . . 74
          7.2.4.  Funded Debt. . . . . . . . . . . . . . . . . 74
          7.2.5.  Transfer of Property . . . . . . . . . . . . 74
          7.2.6.  Subsidiary Debt. . . . . . . . . . . . . . . 77
          7.2.7.  ERISA Prohibited Actions . . . . . . . . . . 78
          7.2.8.  Line of Business . . . . . . . . . . . . . . 79
          7.2.9.  Transactions with Affiliates . . . . . . . . 79
          7.2.10. Guaranties . . . . . . . . . . . . . . . . . 79

                           ARTICLE VIII

                        EVENTS OF DEFAULT

 8.1.     Listing of Events of Default . . . . . . . . . . . . 80
          8.1.1.  Non-Payment of Obligations . . . . . . . . . 80
          8.1.2.  Breach of Warranty . . . . . . . . . . . . . 80
          8.1.3.  Non-Performance of Certain Covenants and
                  Obligations. . . . . . . . . . . . . . . . . 80
          8.1.4.  Non-Performance of Other Covenants and
                  Obligations. . . . . . . . . . . . . . . . . 80
          8.1.5.  Default on Other Indebtedness. . . . . . . . 80
          8.1.6.  Judgments. . . . . . . . . . . . . . . . . . 81
          8.1.7.  Bankruptcy, Insolvency, etc. . . . . . . . . 81
 8.2.     Action if Bankruptcy . . . . . . . . . . . . . . . . 82
 8.3.     Action if Other Event of Default . . . . . . . . . . 82

                            ARTICLE IX

                            THE AGENTS

 9.1.     Actions. . . . . . . . . . . . . . . . . . . . . . . 82
 9.2.     Funding Reliance, etc. . . . . . . . . . . . . . . . 83
 9.3.     Exculpation. . . . . . . . . . . . . . . . . . . . . 84
 9.4.     Successor. . . . . . . . . . . . . . . . . . . . . . 84
 9.5.     Credit Extensions by an Agent. . . . . . . . . . . . 85
 9.6.     Credit Decisions . . . . . . . . . . . . . . . . . . 85
 9.7.     Copies, etc. . . . . . . . . . . . . . . . . . . . . 85

                            ARTICLE X

                     MISCELLANEOUS PROVISIONS

 10.1.    Waivers, Amendments, etc.. . . . . . . . . . . . . . 85
 10.2.    Notices. . . . . . . . . . . . . . . . . . . . . . . 86
 10.3.    Payment of Costs and Expenses. . . . . . . . . . . . 87
 10.4.    Indemnification. . . . . . . . . . . . . . . . . . . 87
 10.5.    Survival . . . . . . . . . . . . . . . . . . . . . . 88
 10.6.    Severability . . . . . . . . . . . . . . . . . . . . 88
 10.7.    Headings . . . . . . . . . . . . . . . . . . . . . . 89
 10.8.    Execution in Counterparts. . . . . . . . . . . . . . 89
 10.9.    Governing Law; Entire Agreement. . . . . . . . . . . 89
 10.10.   Successors and Assigns . . . . . . . . . . . . . . . 89
 10.11.   Sale and Transfer of Loans and Notes; Participation in
          Loans and Notes. . . . . . . . . . . . . . . . . . . 89
          10.11.1.     Assignments . . . . . . . . . . . . . . 89
          10.11.2.     Participation . . . . . . . . . . . . . 91
 10.12.   Other Transactions . . . . . . . . . . . . . . . . . 92
 10.13.   Forum Selection and Consent to Jurisdiction. . . . . 92
 10.14.   Waiver of Jury Trial . . . . . . . . . . . . . . . . 93
 10.15.   Designated Borrowers.. . . . . . . . . . . . . . . . 93
 10.16.   Judgment Currency. . . . . . . . . . . . . . . . . . 94
||

SCHEDULE I  -    Disclosure Schedule

EXHIBIT A-1 -    Form of Short Term Revolving Note
EXHIBIT A-2 -    Form of Short Term Competitive Bid Loan Note
EXHIBIT A-3 -    Form of Short Term Swing Line Loan Note
EXHIBIT B-1 -    Form of Short Term Revolving Loan Borrowing Request
EXHIBIT B-2 -    Form of Short Term Competitive Bid Loan Borrowing Request
EXHIBIT C-1 -    Form of Invitation for Short Term Competitive Bid Loan Offers
EXHIBIT C-2 -    Form of Short Term Competitive Bid Loan Offer
EXHIBIT C-3 -    Form of Short Term Competitive Bid Loan Acceptance
EXHIBIT D   -    Form of Continuation/Conversion Notice
EXHIBIT E   -    Form of Lender Assignment Agreement
EXHIBIT F   -    Form of Opinion of Counsel to Seaboard
EXHIBIT G   -    [Reserved]
EXHIBIT H   -    Form of Seaboard Guaranty
EXHIBIT I   -    Form of Designated Borrower Certificate
EXHIBIT J   -    Form of Extension Request